EXHIBIT 10.1

                                                        EXECUTION COPY


                     5-YEAR REVOLVING CREDIT AGREEMENT
                                $350,000,000



                         Dated as of March 21, 2005



                                   Among



                                ASHLAND INC.
                                as Borrower,



                          THE BANK OF NOVA SCOTIA,
                           as Sole Lead Arranger
                                    and
                      Sole and Exclusive Book Manager



                               SUNTRUST BANK
                                    and
                         JP MORGAN CHASE BANK, N.A.
                          as Co-Syndication Agents


                      THE ROYAL BANK OF SCOTLAND PLC,
                                    and
                               CITIBANK, N.A.
                         as Co-Documentation Agents



                          THE BANK OF NOVA SCOTIA,
                          as Administrative Agent,

                                    and


                        THE LENDERS SIGNATORY HERETO





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
                             TABLE OF CONTENTS

                                                                                                              PAGE


ARTICLE I             Definitions and Accounting Matters.........................................................1

         Section 1.01          Terms Defined Above...............................................................1

         Section 1.02          Certain Defined Terms.............................................................1

         Section 1.03          Accounting Terms and Determinations..............................................14

ARTICLE II            Commitments...............................................................................14

         Section 2.01          Loans............................................................................14

         Section 2.02          Borrowings, Continuations and Conversions........................................15

         Section 2.03          Issuance Procedures, Participations, Disbursements and Reimbursement.............16

         Section 2.04          Changes of Commitments...........................................................19

         Section 2.05          Fees.............................................................................19

         Section 2.06          Several Obligations..............................................................20

         Section 2.07          Notes............................................................................20

         Section 2.08          Prepayments......................................................................20

         Section 2.09          Lending Offices..................................................................20

         Section 2.10          [Reserved].......................................................................21

         Section 2.11          Change in Control................................................................21

ARTICLE III           Payments of Principal and Interest........................................................21

         Section 3.01          Repayment of Loans...............................................................21

         Section 3.02          Maturity of Loans................................................................22

         Section 3.03          Interest.........................................................................22

ARTICLE IV            Payments; Pro Rata Treatment; Computations; Etc...........................................22

         Section 4.01          Payments.........................................................................22

         Section 4.02          Pro Rata Treatment...............................................................23

         Section 4.03          Computations.....................................................................23

         Section 4.04          Non-receipt of Funds by the Administrative Agent.................................23

         Section 4.05          Set-off, Sharing of Payments, Etc................................................24

         Section 4.06          Taxes............................................................................25

ARTICLE V             Capital Adequacy..........................................................................28

         Section 5.01          Additional Costs.................................................................28

                                     i
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                             TABLE OF CONTENTS
                                (continued)

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         Section 5.02          Limitation on Eurodollar Loans...................................................29

         Section 5.03          Illegality.......................................................................30

         Section 5.04          Base Rate Loans..................................................................30

         Section 5.05          Compensation.....................................................................30

ARTICLE VI            Conditions Precedent......................................................................31

         Section 6.01          Closing and Initial Funding......................................................31

         Section 6.02          Initial and Subsequent Loans and Letters of Credit...............................32

ARTICLE VII           Representations and Warranties............................................................32

         Section 7.01          Existence........................................................................32

         Section 7.02          Financial Condition..............................................................33

         Section 7.03          Litigation.......................................................................33

         Section 7.04          No Breach........................................................................33

         Section 7.05          Authority........................................................................33

         Section 7.06          Approvals........................................................................33

         Section 7.07          Use of Loans and Letters of Credit...............................................33

         Section 7.08          ERISA............................................................................34

         Section 7.09          Taxes............................................................................35

         Section 7.10          No Material Misstatements........................................................35

         Section 7.11          Investment Company Act...........................................................35

         Section 7.12          Public Utility Holding Company Act...............................................35

         Section 7.13          Defaults.........................................................................35

         Section 7.14          Environmental Matters............................................................35

         Section 7.15          Insurance........................................................................36

         Section 7.16          Reportable Transaction...........................................................36

ARTICLE VIII          Affirmative Covenants.....................................................................37

         Section 8.01          Reporting Requirements...........................................................37

         Section 8.02          Litigation.......................................................................38

         Section 8.03          Maintenance, Etc.................................................................38

         Section 8.04          Further Assurances...............................................................39

         Section 8.05          Performance of Obligations.......................................................39

                                    ii
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                             TABLE OF CONTENTS
                                (continued)

                                                                                                              PAGE

         Section 8.06          ERISA Information and Compliance.................................................39

         Section 8.07          Compliance with Laws.............................................................40

         Section 8.08          Payment of Taxes.................................................................40

         Section 8.09          Liquidity Balance................................................................40

         Section 8.10          Delivery of Officers Certificate, etc............................................40

ARTICLE IX            Negative Covenants........................................................................40

         Section 9.01          Liens............................................................................40

         Section 9.02          Sales and Leasebacks.............................................................42

         Section 9.03          Mergers, Etc.....................................................................42

         Section 9.04          Proceeds of Notes................................................................43

         Section 9.05          ERISA Compliance.................................................................43

         Section 9.06          Leverage Ratio...................................................................44

         Section 9.07          Transactions with Affiliates.....................................................44

ARTICLE X             Events of Default; Remedies...............................................................44

         Section 10.01         Events of Default................................................................44

         Section 10.02         Remedies.........................................................................46

ARTICLE XI            The Administrative Agent..................................................................46

         Section 11.01         Appointment, Powers and Immunities...............................................46

         Section 11.02         Reliance by Administrative Agent.................................................47

         Section 11.03         Defaults.........................................................................47

         Section 11.04         Rights as a Lender...............................................................47

         Section 11.05         Indemnification..................................................................48

         Section 11.06         Non-Reliance on Administrative Agent and other Lenders...........................48

         Section 11.07         Action by Administrative Agent...................................................49

         Section 11.08         Resignation of Administrative Agent..............................................49

ARTICLE XII           Miscellaneous.............................................................................49

         Section 12.01         Waiver...........................................................................49

         Section 12.02         Notices..........................................................................50

         Section 12.03         Expenses; Indemnity; Damage Waiver...............................................50

         Section 12.04         Amendments, Etc..................................................................52

                                    iii
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                             TABLE OF CONTENTS
                                (continued)

                                                                                                              PAGE
         Section 12.05         Successors and Assigns...........................................................52

         Section 12.06         Assignments and Participations...................................................52

         Section 12.07         Invalidity.......................................................................55

         Section 12.08         Counterparts.....................................................................55

         Section 12.09         References.......................................................................55

         Section 12.10         Survival.........................................................................55

         Section 12.11         Captions.........................................................................55

         Section 12.12         No Oral Agreements...............................................................55

         Section 12.13         Governing Law; Submission to Jurisdiction........................................55

         Section 12.14         Interest.........................................................................57

         Section 12.15         Confidentiality..................................................................57
         Section 12.16         Effectiveness....................................................................58

         Section 12.17         Termination of Existing Agreement................................................59

         Section 12.18         The Proposed Transactions........................................................59

         Section 12.19         USA Patriot Act..................................................................59



ANNEX, EXHIBITS AND SCHEDULES:
Annex 1               Schedule of Commitments
Exhibit A             Form of Note
Exhibit B-1           Form of Borrowing, Continuation and Conversion Request
Exhibit B-2           Form of Issuance Request
Exhibit C             Form of Compliance Certificate
Exhibit D             Form of Legal Opinion
Exhibit E             Form of Assignment Agreement
Exhibit F-1           Form of Joinder Agreement (Form 1)
Exhibit F-2           Form of Joinder Agreement (Form 2)

Schedule 7.03         Litigation
Schedule 7.08         Multiemployer Plans
Schedule 7.09         Taxes
Schedule 7.14         Environmental Matters

         This 5-YEAR REVOLVING CREDIT AGREEMENT, dated as of March 21, 2005, is among ASHLAND INC., a corporation formed under the laws of the Commonwealth of Kentucky (the "Borrower"); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section
12.06 (individually, together with its successors and assigns, a "Lender" and, collectively, the "Lenders"); SUNTRUST BANK and JP MORGAN CHASE BANK, N.A., collectively, as co-syndication agents for the Lenders; THE ROYAL BANK OF SCOTLAND PLC and CITIBANK, N.A., as co-documentation agents for the Lenders; and THE BANK OF NOVA SCOTIA (in its individual capacity, "Scotia Capital"), as the administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") for the Lenders.

                              R E C I T A L S

         A. The Borrower has requested that the Lenders and the Issuers provide certain loans and issue certain letters of credit to the Borrower;

         B. The Lenders and the Issuers have agreed to make such loans and issue such letters of credit subject to the terms and conditions of this Agreement; and

         C. In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

                                   ARTICLE I
                     Definitions and Accounting Matters

         Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Administrative Agent," "Borrower," "Lender," "Lenders," and "Scotia Capital" shall have the meanings indicated above.

         Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

         "Acceleration Event" is defined in clause (b) of Section 10.01.

         "Additional  Costs" shall have the meaning  assigned  such term in
Section 5.01(a).

         "Affected  Loans"  shall have the  meaning  assigned  such term in
Section 5.04.

         "Affiliate" of any Person shall mean any Person directly or indirectly Owned by, Owning or under common Ownership with such first Person. For purposes of this definition, any Person which owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to "Own" (including, with its correlative meanings, "Owned by" and "under common Ownership with") such corporation or other Person.

         "Aggregate Commitments" at any time shall equal the sum of the Commitments of the Lenders ($350,000,000, as of the Effective Date), as the same may be reduced pursuant to Section 2.04(a).

         "Aggregate Loans Outstanding" at any time shall equal the sum of the Loans outstanding under this Agreement and the loans outstanding under the 364-Day Credit Facility.

         "Agreement" shall mean this 5-Year Revolving Credit Agreement, as the same may from time to time be amended or supplemented.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, or (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

         "Applicable Margin" shall mean, for any day, (a) zero percent (0%) per annum with respect to Base Rate Loans and (b) with respect to Eurodollar Loans, the applicable rate per annum set forth below, based upon
(i) the ratings by Moody's and S&P, respectively, applicable on such day to the Index Debt and (ii) the percentage of the Aggregate Loans Outstanding on such day (it being understood and agreed that the then current Applicable Margin, together with the then applicable Eurodollar Rate, shall accrue and be payable on and with respect to the total principal amount of all Eurodollar Loans then outstanding):

                 PERCENTAGE OF AGGREGATE LOANS OUTSTANDING
---------------------- ---------------------------- ---------------------------
     INDEX DEBT:              Less Than 50%                Greater Than 50%
     ----------                                                 -
      Category 1                 0.450%                        0.500%
      Category 2                 0.500%                        0.625%
      Category 3                 0.625%                        0.750%
      Category 4                 0.750%                        0.875%
      Category 5                 1.250%                        1.500%

For purposes of the foregoing and for purposes of calculating the Standby Fee and the Letter of Credit Fee, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different Categories, the Applicable Margin shall be based on the higher of the two ratings;
(iii) if more than one Category falls between the rating levels established or deemed to have been established by Moody's and S&P for the Index Debt, the Applicable Margin shall be based on the Category above the lowest rating; (iv) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the earlier of the (1) date on which it is first announced by the applicable rating agency and (2) the date on which Borrower gives notice of such change to the Administrative Agent; and (iv) initially, the Applicable Margin shall be determined based upon a Category 3 Index Debt rating. For the purposes hereof, Borrower shall be required to notify the Administrative Agent of such change immediately upon gaining knowledge of such change. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

         "Assignment" shall have the meaning assigned such term in Section 12.06(b).

         "Authorized Officer" means, relative to the Borrower, those of its officers, general partners or managing members (as applicable) whose signatures and incumbency shall have been certified to the Administrative Agent, the Lenders and the Issuers pursuant to Section 6.01(ii), or otherwise designated as Authorized Officers for purposes of this Agreement in resolutions of the Borrower's board of directors.

         "Base Rate Loans" shall mean Loans that bear interest at rates based upon the Alternate Base Rate.

         "Board" shall have the meaning assigned such term in Section 2.11.

         "Business Day" shall mean any day other than a day on which commercial banks are authorized or required to close in New York City and, where such term is used in the definition of "Quarterly Date" or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a Eurodollar Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

         "Cash Collateralize" means, with respect to a Letter of Credit, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the Administrative Agent on terms satisfactory to the Administrative Agent in an amount equal to the Stated Amount of such Letter of Credit.

         "Category 1" means A- or higher by S&P and A3 or higher by Moody's.

         "Category 2" means BBB+ by S&P and Baa1 by Moody's.

         "Category 3" means BBB by S&P and Baa2 by Moody's.

         "Category 4" means BBB- by S&P and Baa3 by Moody's.

         "Category 5" means lower than BBB- by S&P and lower than Baa3 by Moody's.

         "Change in  Control"  shall have the  meaning set forth in Section
2.11.

         "Closing Date" shall mean March 21, 2005.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.

         "Commitment" shall mean, for any Lender, its obligation to make Committed Loans or participate in Letters of Credit up to the amount of the Commitment for such Lender on Annex 1 hereto, as modified from time to time to reflect any adjustments permitted or required hereby.

         "Committed Loan" shall mean a Revolving Loan.

         "Consolidated" refers to the consolidation in accordance with generally accepted accounting principles of the accounts of the Borrower and those of its Subsidiaries which are Consolidated in accordance with GAAP.

         "Consolidated Subsidiaries" shall mean each Subsidiary of the Borrower (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) Consolidated with the financial statements of the Borrower in accordance with GAAP.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the capital securities of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuing Default" is defined in clause (b) of Section 10.01.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Debt" shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, commercial paper, debentures, notes or other similar instruments; (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers' acceptances, reimbursement obligations for amounts paid under letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (vii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (viii) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person such as "take or pay," "through-put" or "deficiency" agreements; (ix) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (x) any Debt of a Special Entity for which such Person is liable either by agreement or because of a Governmental Requirement. Notwithstanding the foregoing, Debt shall not include (1) trade payables incurred in the ordinary course of business or any obligation set forth in (v), (vi), (vii), (viii), (ix) or (x) above which would not be required to be disclosed in an audited Consolidated balance sheet of the Borrower and its Subsidiaries or in the notes thereto as being immaterial, and (2) accrued interest, fees and charges which are not past due.

         "Default" shall mean an Event of Default or an event which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Defaulted Debt Amount" means the aggregate sums not paid when due and/or accelerated in respect of Debt subject to a Continuing Default or Acceleration Event less any such amount in respect of such Debt which has been paid or defeased in accordance with the terms of such Debt.

         "Disbursement" is defined in Section 2.03(c).

         "Disbursement Date" is defined in Section 2.03(c).

         "Documentary Letter of Credit" means a letter of credit issued to support the payment of goods and services used in the Borrower's business.

         "Dollars" and "$" shall mean lawful money of the United States of America.

         "Effective  Date"  shall have the  meaning  assigned  such term in
Section 12.16.

         "Eligible Assignee" means (a) a commercial bank organized under the laws of the United States, or any state thereto, and having a combined capital and surplus of at least $100,000,000 at the time any assignment is made pursuant to Section 12.06; (b) a commercial bank organized under the laws of any other country which is a member of the Organization for
Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 at the time any assignment is made pursuant to
Section 12.06 provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; and (c) a Person that is primarily engaged in the business of commercial lending and that is (i) a Subsidiary of a Bank,
(ii) a Subsidiary of a Person of which a Bank is a Subsidiary, or (iii) a Person of which a Bank is a Subsidiary; provided that any Eligible Assignee must have a minimum senior unsecured credit rating of at least BBB by S&P and Baa2 by Moody's.

         "Environmental Laws" shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which the Borrower or any Subsidiary is conducting or at any time has conducted business, or where any Property of the Borrower or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 ("OPA"), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the applicable laws of the state in which any Property of the Borrower or any Subsidiary is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.

         "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a "single employer" within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.

         "ERISA  Event" shall mean (i) a  "Reportable  Event"  described in
Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "Eurodollar Loans" shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of "Eurodollar Rate".

         "Eurodollar  Rate" shall  mean,  for any  Eurodollar  Loan for any
Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Event of Default"  shall have the meaning  assigned  such term in
Section 10.01.

         "Excess Margin Stock" shall mean that amount by which the value of all Margin Stock owned by the Borrower and its Subsidiaries exceeds 25% of the value of all of the Property owned by the Borrower and its Subsidiaries subject to Section 9.01.

         "Exchange  Act"  shall  have the  meaning  assigned  such  term in
Section 9.04.

         "Existing Agreements" means, collectively, (i) the 3-Year Revolving Credit Agreement, dated as of April 2, 2004 (as amended or otherwise modified), among the Borrower, certain Existing Lenders and The Bank of Nova Scotia, as administrative agent, (ii) the Amended and Restated Liquidity Credit Agreement, dated as of May 27, 2004 (as further amended or otherwise modified), among the Borrower, certain Existing Lenders and The Bank of Nova Scotia, as administrative agent and (iii) the 364 Day Revolving Credit Agreement, dated as of April 2, 2004 (as amended or otherwise modified), among the Borrower, certain Existing Lenders and The Bank of Nova Scotia, as administrative agent.

         "Existing  Lenders"  shall  mean the  lenders  under the  Existing
Agreements.

         "Federal Funds Rate" shall mean, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication as published by the Federal Reserve Bank of New York on the preceding Business Day opposite the caption "Federal Funds (Effective)", provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions published on the next preceding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

         "Fee Letter"  shall mean that certain  letter  agreement  from the
Administrative  Agent  to  the  Borrower  dated  as of  February  16,  2005 concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.

         "Financial Officer" shall mean the chief financial officer, principal accounting officer, treasurer or controller of the Borrower. Unless otherwise specified, all references to a Financial Officer herein shall mean a Financial Officer of the Borrower.
         "Financial Statements" shall mean the Consolidated financial statement or statements of the Borrower and its Subsidiaries described or referred to in Section 7.02, including the notes attached thereto.

         "First Amendment" shall mean the First Amendment, dated as of September 28, 2004, to the Existing Agreement described in clause (i) of the definition thereof, among the Borrower and the Existing Lenders party thereto.

         "Fronting Fee" has the meaning specified in Section 2.05(b).

         "Funded Debt" has the meaning specified in Section 9.02.

         "GAAP" shall mean generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority" shall include the country, the state, county, city and political subdivisions in which any Person or such Person's Property is located or which exercises valid jurisdiction over any such Person or such Person's Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person's Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, the Borrower, the Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

         "Governmental Requirement" shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

         "Granting Lender" has the meaning specified in Section 12.06(g).

         "Hedging Agreement" shall mean any commodity agreement or option with respect to any commodity agreement (other than sales contracts entered into in the normal course of business and not as a hedging vehicle) or interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to such transactions.

         "Highest Lawful Rate" shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

         "Indebtedness" shall mean any and all amounts owing or to be owing by the Borrower to the Administrative Agent and the Lenders in connection with this Agreement, the Notes and any Letter of Credit Outstandings and all renewals, extensions and/or rearrangements of any of the above.

         "Index Debt" means senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

         "Initial Funding" shall mean the funding of the initial Loans pursuant to Section 6.01 hereof.

         "Interest Period" shall mean, (i) with respect to any Eurodollar Loan, the period commencing on the date such Eurodollar Loan is made and ending on the numerically corresponding day in the first, second, third or sixth calendar month thereafter, as the Borrower may select as provided in
Section 2.02 (or such longer period as may be requested by the Borrower and agreed to by all Lenders); and (ii) with respect to any Base Rate Loan, the period commencing on the date such Loan is made and ending 90 days thereafter, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.

         Notwithstanding the foregoing: (i) no Interest Period may commence before and end after the Termination Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
Day); and (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.

         "Issuance   Request"   means  a  Letter  of  Credit   request  and
certificate duly executed by an Authorized Officer of the Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means the Administrative Agent or any other Lender, subject to the approval of the Borrower.

         "Lenders" shall have the meaning set forth in the preamble and shall include the Issuer.

         "Lending Office" shall mean the lending office of the Administrative Agent, presently located at One Liberty Plaza, New York, New York 10006, or such other location as designated by the Administrative Agent from time to time.

         "Letter of Credit" means collectively, Standby Letters of Credit and Documentary Letters of Credit.

         "Letter of Credit Commitment" means an Issuer's obligation to issue Letters of Credit pursuant to Section 2.01(b).

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $350,000,000 as such amount may be permanently reduced from time to time pursuant to Section 2.03.

         "Letter of Credit Fee" is defined in clause (c) of Section 2.05.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (i) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, and (ii) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

         "Liquidity Balance" means, on any date, an amount equal to the sum of cash on hand, cash equivalents and other investments having a maturity date of one year or less owned by the Borrower and its Subsidiaries, none of which is encumbered by any Lien or other preferential treatment in favor of any creditor (other than any Liens permitted by Section 9.01(c), Section 9.01(o) or Section 9.01(p) of this Agreement).

         "Loans" shall mean the loans as provided for by Sections 2.01(a). Loans may be Committed Loans which may be Base Rate Loans or Eurodollar Loans.

         "Majority Lenders" shall mean, at any time while no Loans are outstanding, Lenders having in excess of fifty percent (50%) of the Aggregate Commitments and, at any time while Loans are outstanding, Lenders holding in excess of percent (50%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).

         "MAP" shall mean Marathon Ashland Petroleum L.L.C.

         "Margin Stock" shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System as the same may be amended or interpreted from time to time.

         "Material Adverse Effect" shall mean a material adverse change in the financial position or results of operations of the Borrower and its Subsidiaries taken as a whole.

         "Multiemployer Plan" shall mean a multiemployer plan as defined in section 3(37) or 4001 (a)(3) of ERISA which is, or within the six calendar years preceding this Agreement was, contributed to by the Borrower, a Subsidiary or an ERISA Affiliate.

         "New Ashland Inc." means New EXM Inc., a Kentucky corporation.

         "Notes"  shall  mean  the  Notes  provided  for by  Section  2.07,
together   with   any  and   all   renewals,   increases,   rearrangements,
substitutions or modifications thereof.

         "OFAC" shall mean the U.S. Department of the Treasury's Office of Foreign Assets Control.

         "Other Taxes" shall have the meaning assigned such term in Section 4.06(b).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.

         "Pension Plan" means a Plan subject to the provisions of Title IV of ERISA and Section 412 of the Code or Section 302 of ERISA.

         "Percentage Share" shall mean the percentage of the Aggregate Commitments to be provided by a Lender under this Agreement as indicated on Annex 1 hereto, as modified from time to time to reflect any adjustments permitted or required hereby.

         "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity except as otherwise defined in Section 2.11 hereof.

         "Plan" shall mean any employee pension benefit plan, as defined in
Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.

         "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or the Notes, a rate per annum during the period commencing on the date of occurrence of an Event of Default until such amount is paid in full or all Events of Default are cured or waived equal to 2% per annum above the rate of interest in effect from time to time including the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate; provided, however, for a Eurodollar Loan, the "Post-Default Rate" for such principal shall be, for the period commencing on the date of occurrence of an Event of Default and ending on the earlier to occur of the last day of the Interest Period therefor or the date all Events of Default are cured or waived, 2% per annum above the interest rate for such Loan as provided in Section 3.03(a)(ii), but in no event to exceed the Highest Lawful Rate.

         "Prime Rate" shall mean at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States. Such rate is set by the Administrative Agent as a general prime rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.

         "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Proposed Transactions" means a series of transactions (i) pursuant to which New Ashland Inc. becomes the successor, through one or more mergers, to the Borrower and its businesses (other than, principally, the Borrower's interest in MAP and certain other assets or businesses of the Borrower, contemplated as of the date of this Agreement to include approximately 61 Valvoline instant oil change centers, its maleic anhydride business and its remaining interests in LOOP LLC and LOCAP LLC), and is intended to become the Borrower hereunder; (ii) pursuant to which a substantial portion of the existing Debt of the Borrower and its Subsidiaries is, to the extent reasonably practicable, redeemed, retired, repurchased,  defeased,  refinanced  or  restructured;  and (iii)  that may include (as initial, intermediate or final steps) sales or other dispositions of assets, mergers or consolidations of entities, borrowings and distributions of cash and other assets through redemptions or otherwise, all of the foregoing occurring as a result of or in connection with agreements or other arrangements involving the Borrower, Marathon Oil Corporation and certain of their respective Affiliates substantially as disclosed in the Borrower's filings with the SEC through the date of this Agreement with such modifications as (x) are not materially adverse to the Lenders or (y) are approved by the Majority Lenders.

         "Quarterly Dates" shall mean the last day of each March, June, September, and December, in each year, the first of which shall be March 31, 2005; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

         "Regulatory Change" shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.

         "Reimbursement Obligation" is defined in Section 2.03(d).

         "Required  Payment"  shall have the meaning  assigned such term in
Section 4.04.

         "Revolving  Loan"  shall  mean a Loan  made  pursuant  to  Section
2.01(a).

         "SEC" shall mean the Securities and Exchange Commission or any successor Governmental Authority.

         "SPC" has the meaning specified in Section 12.06(g).

         "Special Entity" shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company, other than a corporation, in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity, but excluding any tax partnerships that are not classified as partnerships under state law.

         "Standby Fee" shall mean, the applicable rate per annum set forth below based upon the ratings by Moody's and S&P, respectively, applicable on such date to the Index Debt:

      INDEX DEBT                   STANDBY FEE
      ------------------------------ ---------------------------
      Category 1                               0.110%
      Category 2                               0.125%
      Category 3                               0.150%
      Category 4                               0.175%
      Category 5                               0.250%

         "Standby Letter of Credit" means a letter of credit issued to support payment, when due or after default, of obligations based on money loaned or advanced, or upon the occurrence or non-occurrence of another contingency.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit.

         "Stated Expiry Date" is defined in Section 2.03(a).

         "Stockholder's Equity" shall mean the common stockholders' equity of Borrower and its Subsidiaries on a Consolidated basis (in the calculation of which the book value of any treasury shares carried as an asset shall be deducted).

         "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower. Notwithstanding the foregoing, MAP will not be considered a Subsidiary of the Borrower.

         "Substantial Subsidiary" shall mean, at the time of any determination thereof, any Subsidiary which as of such time meets the definition of "significant subsidiary" contained in Regulation S-X of the SEC (as amended from time to time), so long as it is a Subsidiary, but whether or not it otherwise meets such definition, Ashland Paving and Construction, Inc.

         "Taxes"  shall  have the  meaning  assigned  such term in  Section
4.06(a).

         "Termination Date" shall mean the earlier to occur of (i) March 22, 2005 (if the conditions precedent in Section 6.01 have not occurred on or prior to such day) or (ii) March 21, 2010 unless the Aggregate Commitments are sooner terminated (or Cash Collaterized) pursuant to
Section 2.04(a) or 10.2 hereof.

         "364-Day Credit Facility" shall mean the 364-Day Revolving Credit Agreement, dated as of March 21, 2005 among the Borrower, the lenders named therein and The Bank of Nova Scotia, as the administrative agent.

         "Type" shall mean, with respect to any Loan, a Base Rate Loan or a Eurodollar Loan.

         "Unfunded Pension Liability" means the excess of a Pension Plan's accumulated benefit obligations under Financial Accounting Standard 87, determined in accordance with the assumptions used by the Plan's actuary for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year, over the current value of that Pension Plan's assets.

         Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower's independent public accountants).

                                ARTICLE II
                                Commitments

         Section 2.01      Loans.

         (a) Revolving Loans. Each Lender severally agrees, on the terms of this Agreement, to make revolving loans (herein called "Revolving Loans") to the Borrower during the period from and including (i) the Effective Date or (ii) such later date that such Lender becomes a party to this Agreement, to but excluding, the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the amount of such Lender's Commitment as then in effect; provided, however, that the aggregate principal amount of all Loans and Letter of Credit Outstandings by all Lenders hereunder at any one time outstanding shall not exceed the Aggregate Commitments. Subject to the terms of this Agreement, during the period from the Effective Date to but excluding, the Termination Date, the Borrower may borrow, repay and reborrow the amount described in this
Section 2.01(a).

         (b) Letter of Credit Commitment. From time to time on any Business Day occurring from the Effective Date but no later than three (3) days prior to the Termination Date, the relevant Issuer agrees that it will:

                  (i) issue one or more Standby Letters of Credit or Documentary Letters of Credit for the account of the Borrower in the Stated Amount requested by the Borrower on such day; or

                  (ii) extend the Stated Expiry Date of an existing Standby Letter of Credit previously issued hereunder.

         No Issuer shall be permitted or required to issue any Letter of Credit if, after giving effect thereto, (i) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount or (ii) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Loans then outstanding would exceed the Aggregate Commitments.

         (c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Committed Loans may be Base Rate Loans or Eurodollar Loans; provided that, without the prior written consent of the Majority Lenders, with respect to Committed Loans, no more than five (5) Eurodollar Loans may be outstanding at any time to any Lender.

         Section   2.02      Borrowings,   Continuations  and  Conversions.

         (a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing of Committed Loans hereunder, which shall specify the aggregate amount of such borrowing, the Type and the date (which shall be a Business Day) of such Loans to be borrowed and (in the case of Eurodollar Loans) the duration of the Interest Period therefor.

         (b) Minimum Amounts. If the initial borrowing consists in whole or in part of Eurodollar Loans, such Eurodollar Loans shall be in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

         (c) Notices. All Committed Loan borrowings, continuations and conversions require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit B-1 (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 11:00 a.m. New York City time on the Business Day of each Base Rate Loan borrowing and three Business Days prior to the date of each Eurodollar Loan borrowing, continuation or conversion. Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.

         (d) Continuation  Options.  Subject to the provisions made in this
Section 2.02(d), the Borrower may elect to continue as a new Loan all or any part of any Committed Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in
Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued as a new Committed Loan, the type of Loan and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to continue any such Loan as a Base Rate Loan (if such Committed Loan is a Eurodollar Loan, pursuant to a conversion as set forth in Section 2.02(e)). All or any part of any Committed Loan may be continued as provided herein, provided that (i) with respect to a Eurodollar Loan continued as a new Eurodollar Loan, any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing.

         (e) Conversion Options. The Borrower may elect to convert all or any part of any Committed Loan which is a Eurodollar Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Committed Loan which is a Base Rate Loan at any time and from time to time to a Eurodollar Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Committed Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a Eurodollar Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (ii) no Default shall have occurred and be continuing. Each Committed Loan that is converted hereunder shall be a new Committed Loan, and the Interest Period applicable to such converted Committed Loan shall terminate as of the effective date of such conversion.

         (f) Advances. Not later than 1:00 p.m. New York City time on the date specified for each borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, promptly be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Lending Office.

         Section     2.03      Issuance     Procedures,     Participations,
Disbursements and Reimbursement.

         (a) By delivering to the Administrative Agent an Issuance Request in the form of Exhibit B-2 hereto, on or before 10:00 a.m. on a Business Day, the Borrower may from time to time irrevocably request on not less than three (3) nor more than ten (10) Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three (3) Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a Standby Letter of Credit (in each case, unless a shorter notice period is agreed to by the Issuer, in its sole discretion), that an Issuer issue, or with respect to a Standby Letter of Credit, extend the Stated Expiry Date, a Letter of Credit in such form as may be requested by the Borrower and approved by such Issuer, solely for the purposes described in Section 7.07. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) the Termination Date, (ii) in the case of a Standby Letter of Credit (unless otherwise agreed to by an Issuer, in its sole discretion), one (1) year from the date of its issuance or (iii) in the case of a Documentary Letter of Credit, six (6) months from the date of its issuance. Each Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues.

         (b) Upon the issuance of each Letter of Credit, and without further action, each Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Percentage Share, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Lender shall, to the extent of its Percentage Share, be responsible for reimbursing within one (1) Business Day of receiving notice from the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrower in accordance with Section 2.03(c) (with the terms of this Section surviving the termination of this Agreement). The issuing Lender shall, to the extent of its Percentage Share, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 2.05(c) with respect to each Letter of Credit. To the extent that any Lender has reimbursed any Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrower or otherwise) in respect of such Disbursement.

         (c) An Issuer will notify the Borrower and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by such Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the applicable Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. On or prior to 11:00 a.m. on the first Business Day following the Disbursement Date, the Borrower will reimburse the Administrative Agent, for the account of the applicable Issuer, for all amounts which such Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section
3.03 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, the Borrower hereby acknowledges and agrees that it shall be obligated to reimburse the applicable Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder.

         (d) The obligation (a "Reimbursement Obligation") of the Borrower under Section 2.03(c) to reimburse an Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrower to reimburse an Issuer, each Lender's obligation under Section 2.03(b) to reimburse an Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or such Lender, as the case may be, may have or have had against such Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in such Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided that, after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of the Borrower or such Lender, as the case may be, to commence any proceeding against an Issuer for any wrongful Disbursement made by such Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or willful misconduct on the part of such Issuer.

         (e) Upon the occurrence and during the continuation of any Default under Section 10.01 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to the Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (i) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to the Borrower or any other Person, be deemed to have been paid or disbursed by the Issuers of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (ii) the Borrower shall be immediately obligated to reimburse the Issuers for the amount deemed to have been so paid or disbursed by such Issuers.

         Amounts payable by the Borrower pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the Borrower all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         (f) The Borrower, and to the extent set forth in Section 2.03(b), each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. No Issuer (except to the extent of its own gross negligence or willful misconduct) shall be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (iv)  errors,  omissions,   interruptions  or  delays  in
transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (v) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to any Issuer or any Lender hereunder.

         Section 2.04      Changes of Commitments.

         (a) The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Commitments at any time or from time to time upon not less than three (3) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $10,000,000 or any whole multiple of $1,000,000 in excess thereof) and shall be irrevocable and effective only upon receipt by the Administrative Agent.

         (b) The Aggregate Commitments once terminated or reduced may not be reinstated.

         Section 2.05      Fees.

         (a) The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Percentage Share a fee equal to the Standby Fee multiplied by the average daily unused portion of the Aggregate Commitments for the period from and including the Closing Date up to but excluding either the earlier of the date the Aggregate Commitments are terminated or the Termination Date. The accrued Standby Fees shall be payable quarterly in arrears on each Quarterly Date, on the Termination Date, and thereafter on demand. The Standby Fee shall be calculated quarterly in arrears, and if there is any change in the Standby Fee during any quarter, the average daily unused portion shall be computed and multiplied by the Standby Fee separately for each period during such quarter that the Standby Fee was in effect. The Standby Fee shall accrue at all times, including at any time when one or more conditions in Article VI is not met.

         (b) The Borrower shall pay to the Administrative Agent, for the pro rata account of the applicable Issuer, a Letter of Credit fronting fee (the "Fronting Fee"), in an amount to be agreed upon by such Issuer and the Borrower at the time of the issuance of each Letter of Credit, payable quarterly in arrears following the issuance of such Letter of Credit and (if earlier), on the date of any termination or expiration of such Letter of Credit. In addition, each Issuer's customary administrative, issuance, amendment, payment and negotiation fees shall be payable to such Issuer, for its own account, on the dates and in the amounts from time to time notified to the Borrower by such Issuer.

         (c) The Borrower agrees to pay to the Administrative Agent, for the pro rata account of each Lender (including the applicable Issuer, in its capacity as a Lender), a Letter of Credit fee (the "Letter of Credit Fee") in an amount equal to the then effective Applicable Margin for Eurodollar Loans, payable quarterly in arrears following the issuance of such Letter of Credit and (if earlier), on the date of any termination or expiration of such Letter of Credit.

         (d) The Borrower shall pay to the Administrative Agent for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.

         Section 2.06 Several Obligations. The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

         Section 2.07 Notes. The Committed Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A hereto, dated (i) March 21, 2005, or
(ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Commitment as in effect and otherwise duly completed. The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Notes, and, prior to any transfer, may be endorsed by such Lender on a schedule attached to such Notes or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender's or the Borrower's rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Notes.

         Section 2.08      Prepayments.

         (a) The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $1,000,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay Committed Loans which are Eurodollar Loans upon not less than two (2) Business Days' prior notice to the Administrative Agent (which shall promptly notify the Lenders) and otherwise on the same condition as for Base Rate Loans and in addition such prepayments of Eurodollar Loans shall be subject to the terms of Section
5.05 and, for each Eurodollar Loan, shall be in an amount equal to all of such Eurodollar Loans for the Interest Period prepaid.

         (b) If, after giving effect to any termination or reduction of the Aggregate Commitments pursuant to Section 2.04(b), the outstanding aggregate principal amount of (i) the Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the Aggregate Commitments, the Borrower shall prepay the Loans on the date of such termination or reduction in an aggregate principal amount equal to the excess, together with interest on the principal amount paid accrued to the date of such prepayment.

         (c) Prepayments permitted or required under this Section 2.08 shall be without premium or penalty, except as required under Section 5.05 for prepayment of Eurodollar Loans. Any prepayments on the Revolving Loans may be reborrowed subject to the then effective Aggregate Commitments and the other provisions of this Agreement.

         Section 2.09 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender's Applicable Lending Office for Loans of such Type.

         Section 2.10      [Reserved].

         Section 2.11 Change in Control. If a Change in Control shall occur then (a) the Borrower will, within five Business Days after the occurrence thereof, give each Lender notice thereof and shall describe in reasonable detail the facts and circumstances giving rise thereto and (b) each Lender may, by notice to the Borrower and the Administrative Agent given not later than 45 days after the occurrence of such Change in Control, terminate its Commitments, which shall be terminated upon the date specified in such notice, which date shall be no earlier than the fifteenth day after such notice; all principal, accrued and unpaid interest and all unpaid fees and other amounts owing hereunder and under the Notes of such Lender shall be due and payable on such date.

         For purposes of this Section, a "Change in Control" shall be deemed to occur (1) upon approval of the shareholders of the Borrower (or if such approval is not required, upon the approval of the Borrower's Board of Directors (the "Board") of (A) any consolidation or merger of the Borrower, other than a consolidation or merger of the Borrower into or with a direct or indirect wholly-owned Subsidiary, in which the Borrower is not the continuing or surviving corporation or pursuant to which shares of common stock of the Borrower would be converted into cash, securities or other property other than a merger in which the holders of common stock of the Borrower immediately prior to the merger will have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Borrower, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Borrower, (2) when any person (as defined in Section 3(a)(9) or 13(d) of the Exchange Act), other than the Borrower or any subsidiary or employee benefit plan or trust maintained by the Borrower, shall become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 15% of the Borrower's common stock outstanding at the time, without the approval of the Board, or (3) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the Borrower's shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period. Notwithstanding the foregoing, the Proposed Transactions or any other transaction, or series of transaction, that result in the disposition of the Borrower's interest in MAP, including without limitation any transaction arising out of that certain Put/Call, Registration Rights and Standstill Agreement dated January 1, 1998 among Marathon Oil Company, USX Corporation, the Borrower and MAP, as amended from time to time, shall not be deemed to constitute a Change in Control.

                                ARTICLE III
                     Payments of Principal and Interest

         Section 3.01 Repayment of Loans. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Article III. The aggregate principal amount of the Notes outstanding on the Termination Date shall be due and payable on such date.

         Section 3.02 Maturity of Loans. Each Loan borrowed hereunder shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Loan.

         Section 3.03      Interest.

         (a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                  (i) if such a Loan is a Base Rate Loan, the Alternate Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and

                  (ii) if such a Loan is a Eurodollar Loan that is a Committed Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.

         (b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any principal of any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower, hereunder or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.

         (c) Due Dates. Accrued interest on Base Rate Loans shall be payable on the last day of the Interest Period applicable thereto, and accrued interest on each Eurodollar Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any Eurodollar Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted).

         (d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

                                ARTICLE IV
              Payments; Pro Rata Treatment; Computations; Etc.

         Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower hereunder shall be initiated in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 11:00 a.m. New York City time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement on any Note for account of a Lender shall be paid promptly to such Lender pro rata in accordance with such Lender's Percentage Share in immediately available funds. Except as provided in clause (ii) of the second paragraph of the definition of "Interest Period," if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.

         Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (a) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under
Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of the Standby Fee under Section 2.05(a) and amounts owing to the Lenders (including amounts paid in respect of Reimbursement Obligations, to the extent actually participated in by a Lender) shall be made for account of the Lenders pro rata in accordance with their Percentage Shares and each termination or reduction of the amount of the Aggregate Commitments under Section 2.04(a) shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Percentage Share; (b) except during the continuance of an Event of Default, each payment of principal of Committed Loans, the aggregate Reimbursement Obligations then owing and the Cash Collaterization for contingent liabilities under Letter of Outstandings by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Type of Loans so paid as designated pursuant to Section 4.01; (c) except during the continuance of an Event of Default, each payment of interest on Committed Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders on the Type of Loans to which such interest payment is to be applied as designated pursuant to Section 4.01; and (d) during the continuance of an Event of Default each payment on the Loans shall be applied as provided in
Section 10.02(c).

         Section 4.03 Computations. Interest on Eurodollar Loans and fees, including any Letter of Credit fees, shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

         Section 4.04 Non-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the "Required Payment"), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until but excluding the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

         Section    4.05      Set-off,    Sharing   of    Payments,    Etc.

         (a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled, at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender's Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender's failure to give such notice shall not affect the validity thereof.

         (b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly
(i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

         Section 4.06      Taxes.

         (a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on their income and franchise or similar taxes imposed on them, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Administrative Agent is presently doing business in which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders or the Administrative Agent, (A) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

         (b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Assignment (hereinafter referred to as "Other Taxes").

         (c) Indemnification. To the fullest extent permitted by applicable law, the Borrower will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, but not limited to, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 4.06) paid by such Lender or the Administrative Agent (on their behalf or on behalf of any Lender), as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless the payment of such Taxes was not correctly or legally asserted and such Lender's or Administrative Agent's payment of such Taxes or Other Taxes was the result of its gross negligence or willful misconduct. Any payment pursuant to such indemnification shall be made within thirty (30) days after the date any Lender, the Administrative Agent, as the case may be, makes written demand therefor. If any Lender or the Administrative Agent receives a refund or credit in respect of any Taxes or Other Taxes for which such Lender, the Administrative Agent has received payment from the Borrower it shall promptly notify the Borrower of such refund or credit and shall, if no Default has occurred and is continuing, within thirty (30) days after receipt of a request by the Borrower (or promptly upon receipt, if the Borrower has requested application for such refund or credit pursuant hereto), pay an amount equal to such refund or credit to the Borrower without interest (but with any interest so refunded or credited), provided that the Borrower, upon the request of such Lender, the Administrative Agent, agrees to return such refund or credit (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund or credit. Nothing in this Section 4.06 (c) shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit.

         (d) Lender Statements.

                  (i)  Each  Lender  represents  that  it is  either  (1) a
corporation or banking association organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement
(A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a corporation or banking association organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the "Form W-8ECI Certification") or (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the "Form W-8BEN Certification"). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Borrower and the Administrative Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W-8BEN Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact; and, if as a result of such change the Borrower is required to pay or reimburse such Lender for any United States withholding tax with respect to any payments, including fees, made pursuant to this Agreement, the Borrower shall have the right with assistance of the Administrative Agent, to seek a mutually acceptable Lender or Lenders to purchase the Notes and assume the Commitments of such Lender. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender's failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

                  (ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this
Section 4.06, if any, (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.

                  (iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (iv) Each of the Lenders represents that it in good faith is not relying upon any "margin stock" (as defined in Regulation U of the Board of Governors of the Federal Reserve System) as collateral in the extension or maintenance of the credit provided for in this Agreement.

                  (v) Each of the Lenders represents that it is its present intention to make its Loans and to acquire the Notes to its order for its own account as a result of making Loans in the ordinary course of its commercial banking business and not with a view to the public distribution or public sale thereof; subject, nonetheless, to any legal or administrative requirement that the disposition of such Lender's property at all times be within its control.

                                 ARTICLE V
                              Capital Adequacy

         Section 5.01      Additional Costs.

         (a) Eurodollar Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any such Loans or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such Loans (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office; or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the Eurodollar interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender's Commitment or Loans. Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that, by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting such Lender, the Eurodollar interbank market or such Lender's position in such market, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or
(ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Borrower, the obligation of such Lender to make additional Eurodollar Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

         (c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Notes, its Loans or its Letters of Credit participated in, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.

         (d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of Additional Costs under this Section 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall, absent manifest error, be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).

         (e) Replacement of Bank. If any Lender has demanded compensation under Section 5.01(c), the Borrower shall have the right (so long as no Default or Event of Default shall be in existence) with the assistance of the Administrative Agent, to seek a Lender or Lenders mutually acceptable to the Borrower and the Administrative Agent to purchase the Notes and assume the Commitments of such Lender.

         Section 5.02 Limitation on Eurodollar Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period:

         (a) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate," as the case may be, in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

         (b) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of "Eurodollar Rate," as the case may be, in
Section 1.02 upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining Eurodollar Loans;

then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans.

         Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans (in which case the provisions of Section 5.04 shall be applicable).

         Section 5.04 Base Rate Loans. If the obligation of any Lender to make Eurodollar Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 ("Affected Loans"), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans.

         Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding, absent manifest error, for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:

         (a) any payment, prepayment or conversion of a Eurodollar Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.02) on a date other than the last day of the Interest Period for such Loan; or

         (b) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in
Article VI to be satisfied) to borrow, continue or convert a Eurodollar Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).

         Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

                                ARTICLE VI
                            Conditions Precedent

         Section 6.01 Closing and Initial Funding. The obligation of the Lenders to make the Initial Funding or issue any Letters of Credit on the Closing Date (if any) is subject to the following: (a) the receipt by the Administrative Agent and the Lenders of all fees payable pursuant to
Section 2.05 and all fees payable pursuant to the Fee Letter; (b) that no material adverse change shall have occurred since September 30, 2004 in the financial position or the results of operation of the Borrower and its Subsidiaries taken as a whole or the facts and information regarding the Borrower and its Subsidiaries represented to the Lenders prior to the Closing Date and the satisfaction of the other conditions provided in this
Section 6.01, (c) the termination on or prior to the Closing Date of each Existing Agreement and the repayment by the Borrower of all amounts due and owing to the Existing Lenders under each Existing Agreement, and (d) the receipt by the Administrative Agent of the following documents, each of which shall be reasonably satisfactory to the Administrative Agent in form and substance:

                  (i) Counterparts of this Agreement, duly executed and delivered by the Borrower, each Lender and the Administrative Agent.

                  (ii) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (A) resolutions of its board of directors with respect to the authorization of the Borrower to execute and deliver this Agreement and the Notes and to enter into the transactions contemplated in those documents, (B) the officers of the Borrower (I) who are authorized to sign this Agreement and the Notes and (II) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (C) specimen signatures of the Authorized Officers, and (D) the articles or certificate of incorporation and bylaws of the Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.

                  (iii) Certificates of the Secretary of State of the Commonwealth of Kentucky with respect to the existence, qualification and good standing of the Borrower.

                  (iv)   A   compliance    certificate   which   shall   be
substantially in the form of Exhibit C, duly and properly executed by a Financial Officer and dated as of the Closing Date.

                  (v) Notes duly completed and executed.

                  (vi) An opinion of Borrower's senior in-house counsel, at or above the Senior Counsel level or other counsel for the Borrower reasonably satisfactory to the Administrative Agent, substantially in the form of Exhibit D hereto.

                  (vii) A certificate from an authorized officer of the Borrower stating that all conditions precedent to the effectiveness to the 364-Day Credit Facility have been satisfied (and that the 364-Day Credit Facility is effective), and attaching thereto a true and complete copy of the fully executed 364-Day Credit Facility.

                  (viii) Such other documents as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.

         Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make any Loans or issue any Letters of Credit to the Borrower upon the occasion of each borrowing hereunder (including the Initial Funding and any continuation and conversion under Section 2.02(d) or (e)) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto: (a) no Default shall have occurred and be continuing; (b) no Material Adverse Effect shall have occurred; and (c) the representations and warranties made by the Borrower in Article VII shall be true on and as of the date of the making of such Loans or the issuance of any Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to (I) the extent such representations and warranties are expressly limited to an earlier date, (II) the Majority Lenders expressly consent in writing to the contrary and (III) provided, that with respect to a new Loan or Letter of Credit pursuant to a continuation or conversion under Section 2.02(d) or (e), it shall not be a condition precedent to such Loan that Section 7.02 or 7.03 be true and correct as of the date of such Loan or Letter of Credit. Each request for a borrowing and each Issuance Request by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance of Letter of Credit as of the date thereof).

                                ARTICLE VII
                       Representations and Warranties

         The Borrower represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Effective Date and shall be deemed repeated and reaffirmed on the dates of each borrowing as provided in Section 6.02):

         Section 7.01 Existence. The Borrower: (a) is duly organized or formed, legally existing and in good standing, if applicable, under the laws of the jurisdiction of its formation; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         Section 7.02 Financial Condition. The audited Consolidated balance sheet of the Borrower and its Subsidiaries as at September 30, 2004 and the related Consolidated statements of income, common stockholders' equity and cash flows of the Borrower and its Subsidiaries for the fiscal year ended on said date, with the opinion thereon of Ernst & Young LLP heretofore furnished to each of the Lenders on Form 10-K, and the unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 2004 and the related Consolidated statements of income, common stockholders' equity and cash flows of the Borrower and its Subsidiaries for the three month period ended on such date heretofore furnished to the Administrative Agent on Form 10-Q, fairly present the Consolidated financial position of the Borrower and its Subsidiaries as at said dates and the Consolidated results of their operations for the fiscal year and the three month periods ended on said dates, all in accordance with GAAP. Since September 30, 2004, there has been no Material Adverse Effect.

         Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Borrower threatened against or affecting the Borrower or any Subsidiary the probable outcome of which would adversely affect the validity or enforceability of this Agreement or any of the Notes, or would have a Material Adverse Effect.

         Section 7.04 No Breach. Neither the execution and delivery of this Agreement and the Notes, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Effective Date under, the respective Third Restated Articles of Incorporation or by-laws of the Borrower, as amended, or any Governmental Requirement or any indenture or loan or credit agreement or any other material agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such indenture, agreement or instrument which would materially adversely affect the ability of the Borrower to perform its obligations under this Agreement or result in the creation or imposition of any Lien upon any of the revenues or assets of the Borrower or any Subsidiary pursuant to the terms of any such agreement or instrument.

         Section 7.05 Authority. The Borrower has all necessary power and authority to execute, deliver and perform its obligations hereunder and under the Notes; and the execution, delivery and performance by the Borrower of this Agreement and the Notes, have been duly authorized by all necessary action on its part; and this Agreement and the Notes constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their terms except as limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting creditor's rights and general principles of equity.

         Section 7.06 Approvals. Except as have been obtained, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Borrower of this Agreement or the Notes or for the validity or enforceability thereof.

         Section 7.07 Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used for general working capital, capital expenditures and other general corporate purposes, including without limitation, to support insurance requirements. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation U or X of the Board of Governors of the Federal Reserve System), as they may be amended or interpreted from time to time.

         Section 7.08      ERISA.

         (a) The Borrower, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.

         (b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

         (c) No act, omission or transaction has occurred which could result in imposition on the Borrower, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA, either of which would have a Material Adverse Effect.

         (d) No liability to the PBGC (other than for the payment of current premiums which are not past due) by the Borrower, any Subsidiary or any ERISA Affiliate has been or is expected by the Borrower, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.

         (e) Full payment when due has been made of all amounts which the Borrower, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.

         (f) No Pension Plan has any Unfunded Pension Liability.

         (g) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Borrower, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.

         (h) None of the Borrower, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date of this Agreement sponsored, maintained or contributed to, any Multiemployer Plan other than those listed on Schedule
7.08 attached hereto. Prior to the execution of this Agreement, the Borrower has furnished to the Majority Lenders with respect to each
Multiemployer Plan listed on Schedule 7.08 hereto (i) a true and substantially complete listing of the contributions required to be made by the Borrower, the Subsidiaries and all ERISA Affiliates to such Multiemployer Plan for each of the five calendar years preceding the date of this Agreement, and (ii) true and complete copies of all information which has been provided to any of the Borrower, a Subsidiary or any ERISA Affiliate regarding assessed or potential withdrawal liability under any such Multiemployer Plan.

         Section 7.09 Taxes. Except as set out in Schedule 7.09, each of the Borrower and the Subsidiaries has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and, except for taxes which are being contested in good faith through appropriate proceedings, have paid all taxes due on such returns or pursuant to any assessment received by the Borrower or any Subsidiary. The charges, accruals and reserves on the books of the Borrower and the Subsidiaries in respect of taxes are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Borrower, no claim is being asserted with respect to any tax, fee or other charge, except for those for which adequate reserves have been provided.

         Section 7.10 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by the Borrower in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made and with respect to the Borrower and the Subsidiaries taken as a whole. There is no fact peculiar to the Borrower or any Substantial Subsidiary which has a Material Adverse Effect or in the future is reasonably likely to have (so far as the Borrower can now foresee) a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Borrower or any Subsidiary prior to, or on, the Effective Date in connection with the transactions contemplated hereby.

         Section 7.11 Investment Company Act. The Borrower is not an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         Section 7.12 Public Utility Holding Company Act. The Borrower is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         Section 7.13 Defaults. No Default hereunder has occurred and is continuing.

         Section 7.14      Environmental Matters. Except (a) as provided in
Schedule 7.14 or (b) as would not have a Material Adverse Effect (or with respect to (iii), (iv) and (v) below, where the failure to take such actions would not have a Material Adverse Effect):

                  (i) Neither any Property of the Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

                  (ii) Without limitation of clause (a) above, no Property of the Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Borrower, by any prior owner or operator of such Property or operation, are in violation of or subject to any known existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;

                  (iii) To the best knowledge of the Borrower, all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of the Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and the Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;

                  (iv) All hazardous substances and solid waste, if any, generated at any and all Property of the Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with the applicable Environmental Laws, and, to the best knowledge of the Borrower, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and are not the subject of any known existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

                  (v) To the extent applicable, all Property of the Borrower and each Subsidiary currently satisfies all applicable design, operation, and equipment requirements imposed by the OPA or scheduled as of the Effective Date to be imposed by OPA during the term of this Agreement, and the Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

                  (vi) Neither the Borrower nor any Subsidiary has any known contingent liability in connection with any release of any oil, hazardous substance or solid waste into the environment. For purposes of this clause (vi), a liability shall be deemed contingent when it rises to a level where it should be reported in footnotes or otherwise in financials prepared in accordance with GAAP or in appropriate filings with the SEC.

         Section 7.15 Insurance. The Borrower and each Subsidiary maintains adequate insurance and/or self insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against by companies engaged in the same or a similar business, similarly situated, for the assets and operations of the Borrower and each Subsidiary including, without limitation, environmental risk insurance to the extent reasonably necessary.

         Section 7.16 Reportable Transaction. Neither the Borrower nor any of its Subsidiaries expects to identify one or more of the Loans under this Agreement as a "reportable transaction" on IRS Form 8886 filed with the U.S. tax returns for purposes of Section 6011, 6111 or 6112 of the Code or the Treasury Regulations promulgated thereunder.

                               ARTICLE VIII
                           Affirmative Covenants

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Indebtedness hereunder, all interest thereon and all other amounts payable by the Borrower hereunder:

         Section  8.01      Reporting   Requirements.  The  Borrower  shall
deliver, or shall cause to be delivered, to the Administrative Agent, the Lenders and each Issuer:

         (a) Annual Financial Statements. As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, financial statements prepared in accordance with GAAP. The annual statements shall be audited by independent auditors of recognized national standing acceptable to the Administrative Agent and shall include a report of the independent auditors stating that in their opinion such financial statements present fairly, in all material respects, the Consolidated financial position of the Borrower and its Consolidated subsidiaries and the Consolidated results of their operations and their Consolidated cash flows for the respective years, in conformity with accounting principles generally accepted in the United States. In addition, such opinion shall not contain a "going concern" or like qualification or exception.

         (b) Quarterly Financial Statements. As soon as available and in any event within 50 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, Consolidated statements of income, common stockholders' equity and cash flows of the Borrower and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and the related Consolidated balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Financial Officer, which certificate shall state that said financial statements fairly present the Consolidated financial position and results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).

         (c) Notice of Default, Etc. Promptly after the Borrower knows that any Default or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto.

         (d) SEC Filings, Etc. Promptly upon its becoming available, (i) each Form 10K, Form 10Q and Form 8K, filed by the Borrower with any securities exchange or the SEC or any successor agency and (ii) notice to each Lender of the availability of each registration statement (other than registration statements on Form S-8 or Form S-3 relating to employee benefit or stock option plans) and promptly upon receiving a written request therefor, the Borrower will furnish copies of such registration statement to the Lender submitting the request.

         (e) Environmental Matters. Notice of any threatened material action, investigation or inquiry by any Governmental Authority of which the Borrower has knowledge, in connection with any Environmental Laws, under circumstances where such threatened action, investigation or inquiry could result in a Material Adverse Effect.

         (f) Other Matters. From time to time such other information regarding the business, affairs or financial condition of the Borrower or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender, any Issuer or the Administrative Agent may reasonably request.

The Borrower will furnish to the Administrative Agent, the Lenders and each Issuer, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C hereto executed by a Financial Officer certifying as to the matters set forth therein and stating that such financial statements have been prepared in accordance with GAAP and that he has no knowledge that a Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and the action the Borrower proposes to take with respect thereto).

         Section 8.02 Litigation. The Borrower shall promptly, after the commencement thereof, give to the Administrative Agent, the Lenders and each Issuer notice of all litigation, legal, administrative or arbitral proceedings investigation or other action of any nature of this type described in Section 7.03 hereof. The Borrower will, and will cause each of the Subsidiaries to, promptly notify the Administrative Agent, each of the Lenders and each Issuer of any judgment affecting any Property of the Borrower or any Subsidiary if the value of the judgment affecting such Property shall exceed $50,000,000. Upon request of the Administrative Agent, any Lender or any Issuer the Borrower will furnish to the Agent and such Lender a list of any Liens on Property of the Borrower or any Subsidiary securing an obligation of in excess of $25,000,000.

         Section 8.03      Maintenance, Etc.

         (a) The Borrower shall and shall use its best efforts to cause each Subsidiary to: preserve and maintain its existence and all of its material rights, privileges and franchises (provided, however, that nothing herein contained shall prevent any merger or consolidation permitted by
Section 9.03 or any Proposed Transaction) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained or which is not a material liability of the Borrower or any Substantial Subsidiary in relation to the Consolidated financial condition of the Borrower and Subsidiaries taken as a whole.

         (b) The Borrower will and will cause each Subsidiary to operate its Properties or cause such Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in material respects in compliance with all material contracts and agreements and with all applicable Governmental Requirements except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         (c) The Borrower will keep or cause to be kept all property of a character usually insured by Persons engaged in the same or a similar business, similarly situated against loss or damage of all kinds and in amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance, through self insurance or with financially sound and reputable insurers.

         Section 8.04 Further Assurances. The Borrower will and will use its best efforts to cause each Subsidiary to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of this Agreement. The Borrower at its expense will and will use its best efforts to cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments as may be reasonably requested to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to state more fully the security obligations set out herein, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.

         Section 8.05 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; and the Borrower will and will use its best efforts to cause each Subsidiary to do and perform every act and discharge all of the obligations to be performed and discharged by them under this Agreement, at the time or times and in the manner specified.

         Section 8.06 ERISA Information and Compliance. The Borrower will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent and the Lenders
(a) immediately upon becoming aware of the occurrence of any ERISA Event or of any "prohibited transaction," as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder that results in a Material Adverse Effect, a written notice signed by a Financial Officer specifying the nature thereof, what action the Borrower, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, (b) immediately upon receipt thereof, copies of any notice of the PBGC's intention to terminate or to have a trustee appointed to administer any Plan (c) immediately upon receipt of a notice from a Multiemployer Plan regarding the imposition of withdrawal liability in an amount that would constitute a Material Adverse Effect, a true and complete copy of such notice and (d) immediately upon becoming aware that a Multiemployer Plan has been terminated, that the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or that the PBGC has instituted or intends to institute proceedings under section 4042 of ERISA to terminate a Multiemployer Plan, a written notice signed by a Financial Officer, specifying the nature of such occurrence and any other information relating thereto requested by the Majority Lenders. With respect to each Plan (other than a Multiemployer Plan), the Borrower will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.

         Section 8.07 Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with the laws, rules, regulations and orders of any Governmental Authority applicable to it or its Properties (including, without limitation, Environmental Laws), except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

         Section 8.08 Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay its Taxes, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

         Section 8.09 Liquidity Balance. The Borrower agrees (i) that at all times following the consummation of the Proposed Transactions, the Liquidity Balance shall be in an amount that is equal to or in excess of the Defaulted Debt Amount and (ii) to deliver to the Lenders, together with the delivery of the financial information in accordance with clause (a) and clause (b) of Section 8.01, a representation and certification either, as the case may be, (x) that the Defaulted Debt Amount is zero or (y) if the Defaulted Debt Amount is greater than zero, as to the amount of the Defaulted Debt Amount and the Liquidity Balance as of the last day of the immediately preceding fiscal quarter commencing with the first fiscal quarter ending after the consummation of the Proposed Transactions.

         Section 8.10 Delivery of Officers Certificate, etc. Within five Business Days (or such later date agreed to by the Administrative Agent) following the date that the Proposed Transactions are fully consummated, the Borrower agrees to execute and deliver (or cause to be delivered) to the Administrative Agent documents of the type referenced in
Section 6.01(ii), (iii) and (vi), in each case relating to the execution and delivery by, and enforceability against, New Ashland Inc. of the joinder agreement (set forth in Exhibit I-2 hereto), and as to such other matters agreed to by the Borrower and the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

         Section 8.11 Books and Records. The Borrower will maintain proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions and give representatives of the Lenders, at the Lenders' expense, reasonable access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information as it may from time to time reasonably request. In addition, it will be available to the Lenders, or cause its officers to be available from time to time upon reasonable notice to discuss the status of the Loans, its business and any statements, records or documents furnished or made available to the Lenders in connection with this Agreement.

                                ARTICLE IX
                             Negative Covenants

         The Borrower covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Borrower hereunder, without the prior written consent of the Majority Lenders:

         Section 9.01 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property now owned or hereafter owned by it, except:

         (a) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof;

         (b) easements, rights-of-way, minor defects or irregularities in title and other similar encumbrances having no material adverse effect on the use or value of property or on the conduct of the Borrower's business;

         (c) unexercised liens for taxes not delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained;

         (d) mechanics, suppliers, materialmen's and similar liens arising in the ordinary course of business which are being contested in good faith by appropriate action so long as the execution of such liens has been stayed;

         (e)  deposits  to  secure  workers'   compensation,   unemployment
insurance, environmental liabilities and other similar items to the extent required by applicable law and not securing indebtedness;

         (f) Liens on equipment arising from capital leases;

         (g) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
(i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be;

         (h) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests and the Debt secured thereby are incurred prior to or within 45 days after such acquisition or the completion of such construction or improvement and (ii) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

         (i) Liens on office buildings and research facilities;

         (j) Liens which secure Debt owing by a Subsidiary to the Borrower or another Subsidiary;

         (k) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Liens referred to in the foregoing clauses (a), (f), (g), (h), (i) and (j), provided that the principal amount of the Debt secured thereby shall not exceed the principal amount of the Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Liens shall be limited to all or part of substantially the same property which secured the Liens extended, renewed or replaced (plus improvements on such property);

         (l) Liens on Excess Margin Stock, if any, with Excess Margin Stock determined on the date a Lien on such Excess Margin Stock is affixed;

         (m) the entry into indemnity agreements in connection with the issuance of surety bonds by one or more insurance companies at the request of Borrower or a Subsidiary;

         (n) Liens on funds received pursuant to the Proposed Transactions in connection with defeasing, discharging or otherwise providing for the repurchase or repayment of Debt of the Borrower or any Subsidiary outstanding at the time the Proposed Transactions are consummated;

         (o) following consummation of the Proposed Transactions, Liens on cash, cash equivalents or other investments that are contractual rights to set-off relating to the establishment of depository or similar relations with banks and other financial institutions not given in connection with the issuance of Debt;

         (p) following consummation of the Proposed Transactions, Liens on cash, cash equivalents or other investments arising by virtue of any statutory or common law provision relating to bankers' liens, rights of set-off or similar rights; and

         (q) in addition to the foregoing, any other Liens securing Debt which in the aggregate amount does not exceed an amount equal to 10% of Consolidated assets of the Borrower as at the end of the then most recently completed fiscal quarter as reflected on the financial statements delivered pursuant hereto.

         Section 9.02 Sales and Leasebacks. The Borrower will not nor will it permit any Subsidiary to enter into any arrangement, directly or indirectly, with any Person whereby the Borrower or any Subsidiary shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby the Borrower or any Subsidiary shall then or thereafter rent or lease for a period of more than three years as lessee such Property or any part thereof or other Property which the Borrower or any Subsidiary intends to use for substantially the same purpose or purposes as the Property sold or transferred unless either (i) the Borrower or such Subsidiary would be entitled, pursuant to the provisions of Section 9.01, to create Debt secured by a Lien on the Property to be leased, or
(ii) the Borrower (and in any such case the Borrower covenants and agrees that it will do so), within four months after the effective date of such sale and lease-back transaction (whether made by the Borrower or a Subsidiary), applies to the retirement of Debt of the Borrower maturing by the terms thereof more than one year after the original creation thereof (hereinafter in this Section called "Funded Debt") an amount equal to the greater of (A) the net proceeds of the sale of the real property leased pursuant to such arrangement or (B) the fair value of the real property so leased at the time of entering into such arrangement (as determined by the Borrower's Board of Directors); provided that the amount to be applied to the retirement of Funded Debt shall be reduced by an amount equal to the principal amount of other Funded Debt voluntarily retired by the Borrower within such four-month period, excluding retirements of Funded Debt pursuant to mandatory sinking fund or prepayment provisions or by payment at maturity.

         Section 9.03 Mergers, Etc. Except pursuant to the Proposed Transactions, which are provided for in Section 12.18, the Borrower shall not merge into or with or consolidate with any other Person, or sell, lease or otherwise dispose of all or substantially all of its Property or assets to any other Person unless:

         (a) such Person assumes the obligations of the Borrower hereunder and under the Notes and the performance of the covenants of the Borrower under this Agreement in writing reasonably satisfactory in form and substance to the Majority Lenders; and

         (b) immediately thereafter and after giving effect thereto, no Event of Default shall have occurred and be continuing.

         Section 9.04 Proceeds of Notes. The Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause this Agreement or the Notes to violate Regulation G, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

         Section 9.05 ERISA Compliance. The Borrower will not at any time:

         (a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, that would have a Material Adverse Effect;

         (b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower; any Subsidiary or any ERISA Affiliate to the PBGC, that would have a Material Adverse Effect;

         (c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;

         (d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of
Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;

         (e) Permit any Pension Plan to have any Unfunded Pension Liability that would result in the violation of any funding requirements under
Section 302 of ERISA or Section 412 of the Code;

         (f) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person at the time of such acquisition, maintains or contributes to (1) any Multiemployer Plan if the then existing potential withdrawal liability of such Person to such Multiemployer Plan, if imposed, would have a Material Adverse Effect or (2) any other Plan that is subject to Title IV of ERISA if immediately prior to such acquisition, the funded current liability percentage (as defined in section 302(d)(8) of ERISA) of such Plan is below 90% or the Plan otherwise fails to satisfy the requirements of section 302(d)(9)(B) of ERISA);

         (g) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;

         (h) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code.

         Section 9.06 Leverage Ratio. The Borrower shall not permit the ratio of Consolidated Debt to the sum of Consolidated Debt and Stockholders' Equity to exceed at any time 60%.

         Section 9.07 Transactions with Affiliates. Neither the Borrower nor any Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

                                 ARTICLE X
                        Events of Default; Remedies

         Section  10.01     Events of Default. One or more of the following
events  shall   constitute   an  "Event  of   Default":

         (a) the Borrower shall default in the payment or prepayment when due of (i) any principal of any Loan or any Reimbursement Obligation, or
(ii) any interest on any Loan, fees or other amount payable by it hereunder which such default, other than a default in payment or prepayment of principal or any Reimbursement Obligation (which shall have no cure period), shall continue unremedied for a period of 10 Business Days; or

         (b) at any time (i) a default without cure (a "Continuing Default") shall exist by the Borrower or any Substantial Subsidiary in payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), including any applicable grace period, of any principal or stated amount of or interest on any of its other Debt aggregating $25,000,000 or more, or any amount equal to or greater than an aggregate of $10,000,000 payable in respect of Hedging Agreements when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) including any applicable grace period, or (ii) any event ("Acceleration Event") specified in any note, agreement, indenture or other document evidencing or relating to any Debt having an outstanding principal balance or stated amount aggregating $50,000,000 or more, or any Hedging Agreement, shall occur if the effect of any such event is to cause such Debt or sums aggregating $10,000,000 or more payable under one or more Hedging Agreements to actually become due prior to its or their stated maturity; provided, however, that any such Continuing Default or Acceleration Event shall not be an Event of Default under this Agreement if
(x) it arose out of, results from, or was in connection with the Borrower's anticipated entry into or consummation of any of the Proposed Transactions and (y) the Borrower is in compliance with the requirement in Section 8.09(i) to the extent applicable (as of the date of such Continuing Default or such Acceleration Event); or

         (c) any representation, warranty or certification made or deemed made herein by the Borrower or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; or

         (d) the Borrower shall default in the performance of any of its obligations under Section 9.03; or the Borrower shall default in the performance of any of its obligations under Section 8.09 or Article IX (other than Section 9.03) and such default shall continue unremedied for a period of five (5) Business Days; or the Borrower shall default in the performance of any of its obligations under Article VIII (other than the payment of amounts due which shall be governed by Section 10.01(a)) or any other Article of this Agreement other than under Article IX and such default shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) notice thereof to the Borrower by the Administrative Agent or any Lender (through the Administrative Agent), or
(ii) the Borrower otherwise becoming aware of such default; or

         (e) the Borrower, any Substantial Subsidiary or MAP shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or the Board of Directors of the Borrower or any Substantial Subsidiary or the Board of Managers of MAP shall take any action to authorize any of the foregoing; or

         (f) an involuntary case or other proceeding shall be commenced against the Borrower, any Substantial Subsidiary or MAP seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days or an order for relief shall be entered against the Borrower, any Substantial Subsidiary or MAP under the federal bankruptcy laws as now or hereafter in effect, or

         (g) a judgment or judgments for the payment of money in excess of $25,000,000 in the aggregate shall be rendered by a court against the Borrower or any Substantial Subsidiary (i) and the same shall not be discharged (or, with respect to a judgment of a court other than a United States State or Federal court, adequate provision shall not be made for such discharge), or (ii) a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof or such longer period as the Borrower shall have to perfect an appeal and the Borrower or such Subsidiary shall not, within said period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

         Section 10.02     Remedies.

         (a) In the case of an Event of Default other than one referred to in clauses (e) or (f) of Section 10.01 the Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans, any Letter of Credit Outstandings (including Reimbursement Obligations) and all other amounts payable by the Borrower hereunder and under the Notes or any Letter of Credit to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

         (b) In the case of the occurrence of an Event of Default referred to in clauses (e) or (f) of Section 10.01 the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans, any Letter of Credit Outstandings (including Reimbursement Obligations) and all other amounts payable by the Borrower hereunder and under the Notes or any Letter of Credit shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower and the Borrower shall automatically and immediately be obligated to Cash Collateralize all Letter of Credit Outstandings.

         (c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied pro rata to the Lenders in accordance with their related Percentage Shares: first to reimbursement of expenses and indemnities provided for in this Agreement; second to accrued interest on the Notes; third to fees; fourth to principal outstanding on the Notes and other Indebtedness; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

         (d) In connection with any legal action or proceeding with respect to this Agreement or the Notes, the Administrative Agent, the Lenders and the Borrower each agrees and each agrees on behalf of its Affiliates that in no event shall any of them be entitled to or claim any punitive, consequential, exemplary or special damages against any of the other parties hereto.

                                ARTICLE XI
                          The Administrative Agent

         Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates' officers, directors, employees, attorneys, accountants, experts and agents, but only to the extent such Affiliate or Person is acting on behalf of the Administrative Agent): (a) shall have no duties or responsibilities except those expressly set forth herein or in the Notes, and shall not by reason hereof or by reason of the Notes be a trustee or fiduciary for any Lender; (b) makes no representation or warranty to any
Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by the Borrower or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, the Subsidiaries or any other obligor or guarantor; (c) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation or collection proceedings hereunder; and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms hereof or of the Notes. Notwithstanding anything in this Agreement to the contrary, none of the Sole Lead Arranger, Sole and Exclusive Book Manager, Co-Syndication Agents or Co-Documentation Agents shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

         Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, facsimile, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.

         Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a "Notice of Default." In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default.

         Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it, Scotia Capital (and any successor acting as the Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Scotia Capital (and any successor acting as the Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its Affiliates) as if it were not acting as the Administrative Agent, and Scotia Capital and its Affiliates may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

         Section 11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent ratably in accordance with their Percentage Shares for (i) the matters as described in Section 12.03 to the extent not indemnified and reimbursed by the Borrower under Section 12.03, but without limiting the obligations of the Borrower under said Section 12.03, and (ii) for any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of: (i) this Agreement or any other documents contemplated by or referred to herein or the transactions contemplated hereby, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or (ii) the enforcement of any of the terms of this Agreement; whether or not any of the foregoing specified in this Section 11.05 arises from the sole or concurrent negligence of the Administrative Agent, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

         Section 11.06 Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Borrower hereof, of the Notes or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Mayer, Brown, Rowe & Maw LLP is acting in this transaction as special counsel to the Administrative Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection herewith or with the Notes and the matters contemplated therein.

         Section 11.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (a) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.

         Section 11.08 Resignation of Administrative Agent. The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within sixty (60) days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent; provided that, if, such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Borrower shall have the right to appoint a successor agent (including a financial institution not a Lender), unless the Majority Lenders appoint a successor as provided for above. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of this Article XI and Section
12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

                                ARTICLE XII
                               Miscellaneous

         Section 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

         Section 12.02 Notices. All notices and other communications provided for herein and in the Notes (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the Notes) shall be given or made by facsimile, courier or U.S. Mail or in writing and transmitted, mailed or delivered to the intended recipient as follows, (a) if to the Borrower or the Administrative Agent, at the "Address for Notices" specified below its name on the signature pages hereof or in the Notes; and (b) if to any Lender, to the address specified in the "Administrative Questionnaire" form supplied by the Administrative Agent; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the Notes, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time of the recipient on a Business Day (otherwise on the next succeeding Business Day) by facsimile and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.

         Section 12.03     Expenses; Indemnity; Damage Waiver.

         (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with this Agreement, the preparation and administration of this Agreement and the Notes or any amendments, modifications or waivers of the provisions hereof or thereto, as the case may be, (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

         (b) The Borrower agrees to indemnify and hold harmless the Administrative Agent and each Lender, each Affiliate of such party, and all officers, directors, employees, agents and advisors of such party (each such Person being called an "Indemnitee") against any and all liabilities, losses, damages, costs and reasonable expenses of any kind which may be incurred by any Indemnitee in any way relating to, arising out of this Agreement or the Notes or any claim, litigation, investigation or proceeding relating to any of the foregoing ("Proceedings") including any of the foregoing arising from the negligence of the Indemnitee (whether or not any Indemnitee shall be designated a party thereto) and to reimburse such Indemnitee for any legal or other reasonable and documented out-of-pocket expenses as they are incurred in connection with investigating or defending the foregoing; provided that no Indemnitee shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct or for its failure to perform its obligations hereunder or under the Notes. In addition, the Borrower shall pay any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including reasonable and documented counsel fees and disbursements) incurred in connection with defense thereof, by the Administrative Agent or any Lender as a result of conduct of the Borrower that violates a sanction enforced by OFAC.

         (c) Promptly after receipt by an Indemnitee of notice of the commencement of any Proceedings, such Indemnitee will, if a claim in respect thereof is to be made against the Borrower, notify the Borrower in writing of the commencement thereof; provided that (i) the omission so to notify the Borrower will not relieve it from any liability which it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission so to notify the Borrower will not relieve it from any liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Proceedings are brought against any Indemnitee and it notifies the Borrower of the commencement thereof, the Borrower will be entitled to participate therein, and, may elect by written notice delivered to the Indemnitee to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided further, that if the defendants in any such Proceedings include both the Indemnitee and the Borrower and the Indemnitee shall have been advised by counsel that its interest in the Proceeding are likely to conflict with those of the Borrower or that such litigation may result in a non-indemnified claim, the Indemnitee shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such proceedings on behalf of such Indemnitee. Upon receipt of notice from the Borrower to such Indemnitee of its election so to assume the defense of such Proceedings and approval by the Indemnitee of counsel, the Borrower will not be liable to such Indemnitee for expenses incurred by the Indemnitee in connection with the defense thereof (other than reasonable costs of investigation) unless (A) the Indemnitee shall have employed separate counsel in connection with a conflict of interest in accordance with the proviso to the next preceding sentence (it being understood, however, that the Borrower shall not be liable for the expenses of more than one separate counsel, approved by the Administrative Agent, representing the Indemnitees who are parties to such proceedings), (B) the Borrower shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice  of  commencement  of  the  proceedings  or  (C)  the  Borrower  has authorized in writing the employment of separate counsel for the Indemnitee; and except that, if clause (A) or (C) is applicable, such liability shall be only in respect of the counsel referred to in such clause (A) or (C). Notwithstanding any other provision of this Agreement, no settlement shall be entered into without the Borrower's prior written consent, the Borrower shall not be liable to pay any settlement agreed to without its prior written consent provided the Borrower, at the reasonable request of the Administrative Agent, puts up collateral with the Administrative Agent, to sufficiently pay any liability that may reasonably be incurred in connection with such Proceeding. In addition, no settlement involving any Indemnitee who is a party to such Proceeding may be entered into by the Borrower on behalf of such Indemnitee if such settlement contains any admission of liability or fault by the Indemnitee and unless a full release of the Indemnitee is entered into in connection therewith. At any time after the Borrower has assumed the defense of any Proceeding involving any Indemnitee, such Indemnitee may elect to withdraw its request for indemnity and thereafter the defense of such Proceeding on behalf of such Indemnitee shall be maintained by counsel of the Indemnitee's choosing and at the Indemnitee's expense.

         (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

         Section 12.04 Amendments, Etc. Except as otherwise set forth herein, any provision of this Agreement (other than a provision regarding a Letter of Credit which shall only be modified in accordance with the terms of the applicable Letter of Credit) may be amended, modified or waived with the prior written consent of the Borrower and the Majority Lenders; provided that (a) no amendment, modification or waiver which extends the Termination Date of the Loans, increases the Aggregate Commitments, forgives the principal amount of any Indebtedness outstanding under this Agreement, postpones any scheduled date for the payment of principal, interest or fees, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, extends any Letters of Credit expiration date beyond the Termination Date, affects this Section 12.04 or
Section 12.06(a), modifies the definition of "Majority Lenders" or modifies
Section 4.01 or 4.02 to change any Lender's right to receive pro rata distribution of payments and proceeds, shall be effective without consent of all Lenders, (b) no amendment, modification or waiver which increases the Commitment of any Lender shall be effective without the consent of such Lender, (c) no amendment, modification or waiver which increases the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit, and (d) no amendment, modification or waiver which modifies the rights, duties or obligations of the Administrative Agent shall be effective without the consent of the Administrative Agent.

         Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         Section 12.06     Assignments and Participations.

         (a) The Borrower may not assign its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and the Administrative Agent.

         (b) Any Lender may, upon the prior written consent of the Administrative Agent, the Borrower (so long as no Default or Event of Default shall be in existence, in which case the consent of the Borrower shall not be required) (which consent will not be unreasonably withheld or delayed), and the Issuer, in its capacity as issuer of Letters of Credit (in its sole and absolute discretion), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment") provided, however, that (i) any such assignment shall be in the amount of at least $10,000,000 (or, if less, the then entire remaining amount of such Lender's Loans and Commitments) or such lesser amount to which the Borrower has consented, (ii) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500.00 for each assignment, (iii) there shall be no assignment to an Eligible Assignee if such assignment would violate any applicable law, rule or regulation, and (iv) an assignment by a Lender under this Section 12.06(b) to such Lender's Affiliate which is an Eligible Assignee shall not require consent of the Administrative Agent or the Borrower. Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and the consent of the Administrative Agent. Promptly after receipt of an executed Assignment, the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this
Section 12.06(b), the assignee will become a "Lender," if not already a "Lender," for all purposes of this Agreement. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a "Lender" hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected). The Administrative Agent will prepare on the last Business Day of each month during which an assignment has become effective pursuant to this Section 12.06(b), a new Annex 1 giving effect to all such assignments effected during such month, and will promptly provide the same to the Borrower and each of the Lenders.

         (c) Each Lender may transfer, grant or assign participations in all or any part of such Lender's interests hereunder pursuant to this
Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a "Lender" hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of this Agreement or the Notes except to the extent such amendment or waiver would (y) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans or (z) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the commitments or Loans in which such participant is participating, or postpone the payment of any thereof. In the case of any such participation, the participant shall not have any rights under this Agreement (the participant's rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.

         (d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section
12.15 hereof.

         (e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge all or any of its Notes to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve System and/or such Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

         (f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any state.

         (g) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof,
(iii) any such Loan made by such SPC shall be subject to all of the terms and provisions hereof, and (iv) such Granting Lender and SPC shall otherwise be treated and have the rights and obligations as if the SPC was a participant pursuant to Section 12.06(c) above. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.06, any SPC may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent, assign all or a portion of its interest in any Loan to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (B) subject to Section
12.15 disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the Granting Lender.

         (h) In the event that S&P or Moody's shall, after the date that any Person becomes a Lender, downgrade the long-term certificate of deposit ratings of such Lender, and the resulting ratings shall be below BBB- or Baa3, respectively, or the equivalent, then the Borrower and the Issuer shall each have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such Lender with an Eligible Assignee or a financial institution (a "Replacement Lender") acceptable to the Borrower, the Administrative Agent and the Issuer (such consents not to be unreasonably withheld or delayed; provided that no such consent shall be required if the Replacement Lender is an existing Lender), and upon any such downgrading of any Lender's long-term certificate of deposit rating, such Lender hereby agrees to transfer and assign (in accordance with this Section) all of its Commitments and other rights and obligations under this Agreement and its Notes to such Lender; provided that, (i) such assignment shall be without recourse, representation or warranty (other than that such Lender owns the Commitments, Loans and Notes being assigned, free and clear of any Liens) and (ii) the purchase price paid by the Lender shall be in the amount of such Lender's Loans, together with all accrued and unpaid interest and fees in respect thereof, plus all other amounts (other than the amounts (if any) demanded and unreimbursed under Sections 4.06 and 5.01, which shall be paid by the Borrower), owing to such Lender hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of, and subject to the obligations of, any provisions of this Agreement which by its terms survive the termination of this Agreement.

         Section 12.07 Invalidity. In the event that any one or more of the provisions contained herein or in the Notes shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes or this Agreement.

         Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 12.09 References. The words "herein," "hereof," "hereunder" and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Agreement unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.

         Section  12.10     Survival.  The obligations of the parties under
Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent's and the Lenders' Liens, security interests, rights, powers and remedies under this Agreement shall continue in full force and effect.

         Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 12.12 No Oral Agreements. This Agreement and the Notes embody the entire agreement and understanding between the parties and supersede all other agreements and understandings between such parties relating to the subject matter hereof and thereof. This Agreement and the Notes represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         Section 12.13     Governing Law; Submission to Jurisdiction.

         (a) This Agreement and the Notes (including, but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York, other than the conflict of laws rules thereof.

         (b) Each Letter of Credit shall be governed by, and construed in accordance with, the laws or rules designated in such Letter of Credit, or if no laws or rules are designated, (i) in the case of a Standby Letter of Credit, the International Standby Practices (ISP98--International Chamber of Commerce Publication Number 590 (the "ISP Rules")), without regards to conflicts of law provisions and (ii) in the case of a Documentary Letter of Credit, the Uniform Customs and Practice for Documentary Credits, 1993 Revision, ICC Publication Number 500 (the "UCP Rules"), without regards to conflicts of law provisions and, as to matters not governed by the ISP Rules or the UCP Rules, the internal laws of the State of New York.

         (c) Any legal action or proceeding with respect to this Agreement, any Letter of Credit or the Notes shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each of the Borrower, the Administrative Agent and each Lender hereby accepts for itself and (to the extent permitted by law) in respect of its Property, generally and unconditionally, the jurisdiction of the aforesaid courts provided, however, that this Section shall not limit the right to remove such suit, action or proceeding from a New York State court to a Federal court sitting in the City of New York. Each of the Borrower, the Administrative Agent, each Lender and each Issuer hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. This submission to jurisdiction is non-exclusive and does not preclude the parties from obtaining jurisdiction over other parties in any court otherwise having jurisdiction.

         (d) The Borrower hereby consents to process being served in any suit, action, or proceeding of the nature referred to in this Section 12.13 by the mailing of a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to its address specified in
Section 12.02 and agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. This provision shall not be deemed to apply to any suit, action, or proceeding involving financing relationships which are in no way related to the financing relationship established and contemplated by this Agreement.

         (e) Nothing herein shall affect the right of the Borrower, the Administrative Agent or any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (f) Each of the Borrower and each Lender hereby (i) irrevocably and unconditionally waive, to the fullest extent permitted by law, trial by jury in any legal action or proceeding relating to this Agreement and for any counterclaim therein; (ii) irrevocably waive, to the maximum extent not prohibited by law, any right it may have to claim or recover in any such litigation any special, exemplary, punitive or consequential damages, or damages other than, or in addition to, actual damages; (iii) certify that no party hereto nor any representative or Administrative Agent of counsel for any party hereto has represented, expressly or otherwise, or implied that such party would not, in the event of litigation, seek to enforce the foregoing waivers, and (iv) acknowledge that it has been induced to enter into this Agreement and the transactions contemplated hereby and thereby by, among other things, the mutual waivers and certifications contained in this Section 12.13.

         Section 12.14 Interest. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary herein or in the Notes or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (a) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender hereunder or under the Notes or any agreements in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (b) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time
(i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.14 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.14.

         Section 12.15 Confidentiality. In the event that the Borrower provides to the Administrative Agent or the Lenders written or oral confidential information belonging to the Borrower, the Administrative Agent and the Lenders shall thereafter maintain such information in strict confidence and appropriately safeguard such material, at least in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (a) are in the public domain (other than as a result of its disclosure by the Administrative Agent or the Lenders), (b) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (c) are previously known by the Administrative Agent or the Lenders from some source other than Borrower, (d) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower's information or otherwise violating any obligations of the Administrative Agent or Lenders to the Borrower, (e) are hereafter obtained by or available to the Administrative Agent or the Lenders from a source other than the Borrower, or its agents or representatives, provided that such information was not obtained from such source in a manner which would violate the terms hereof, (f) are disclosed with the Borrower's prior written consent, (g) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Administrative Agent or the Lenders or by the
Administrative Agent or any Lender in any suit, action or proceeding for the purpose of defending itself, materially reducing its liability or protecting or exercising any material claim, right, remedy or interest under or in connection with this Agreement or the Notes, or (h) as may be required by law or regulation or order of any Governmental Authority in any judicial arbitration or governmental proceeding (provided, however, that if the Administrative Agent or the Lenders are required to disclose the confidential information to any such outside party, it or they will, if legally permitted, notify the Borrower promptly so that the Borrower may seek any appropriate protective order and/or take other appropriate action). The Administrative Agent and the Lenders shall not be liable for such disclosure unless the disclosure to such tribunal or other person was caused by, or resulted from, a previous disclosure by the Administrative Agent or the Lenders not permitted hereunder. Further, the Administrative Agent or a Lender may disclose any such information to any Affiliate of such Lender, any other Lender, independent engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed (unless such Person is already subject to an attorney-client privilege with respect to such confidential information or otherwise subject to a legal obligation to maintain such confidentiality) such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three (3) year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.

         Section 12.16 Effectiveness. This Agreement shall become effective and be binding on each party hereto on the date on which the Administrative Agent has received signature pages hereto, executed and delivered by the Borrower, each Lender and the Administrative Agent. The Administrative Agent shall promptly notify the Borrower and the Lenders of the date such condition is satisfied (the "Effective Date"), and such notice shall be conclusive and binding on all parties hereto.

         Section 12.17 Termination of Existing Agreement. Each Existing Agreement shall terminate on or prior to the Closing Date. Thereupon, the Borrower shall be released from all obligations arising under each Existing Agreement. Upon termination of the Existing Agreements, the Existing Lenders who are Lenders hereunder shall promptly return to the Borrower all Notes (as such term is defined in each Existing Agreement) issued by the Borrower to such Existing Lenders pursuant to the terms of any Existing Agreement. If any Existing Lender or party hereto fails to return a Note issued pursuant to any Existing Agreement, then such Existing Lender shall indemnify Borrower against and hold and save Borrower harmless from any loss, damage, claim, action, cost, charge, and expense suffered by Borrower as a result of such non-returned Note, provided that if an Existing Lender subsequently returns a Note issued pursuant to any Existing Agreement, this Indemnity shall terminate with respect to such Existing Lender.

         Section 12.18 The Proposed Transactions. The Lenders and the Issuers hereby acknowledge that the Borrower is engaging in the Proposed Transactions and (subject to Section 8.09(i)) each of the Lenders and Issuers agrees that the separate transactions contemplated by the Proposed Transactions will be permitted under this Agreement, notwithstanding anything herein to the contrary, provided that, upon consummation of the Proposed Transactions, each successor company to the Borrower by merger or consolidation (including, without limitation, New Ashland Inc.) assumes the obligations of the Borrower pursuant to a Joinder Agreement substantially in the form of Exhibit I-1 or Exhibit I-2 hereto. Upon the consummation of the sale or disposition of all of the Borrower's (and its Subsidiaries') interest in the equity of MAP to Marathon Oil Company (and/or its Affiliates), reference to MAP herein (other than in the definition of "Proposed Transactions" or in Section 2.11) shall be deemed to be of no further effect.

         Section 12.19 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "Act"), it is required to obtain, verify and record information that identifies the Borrower which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.

         The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                ASHLAND INC.


                         By:  /s/ Daragh L. Porter
                              ------------------------------------
                              Name:  Daragh L. Porter
                              Title: Treasurer

                         Address for Notices:

                         If by hand (messenger or other courier) to:

                         500 Diederich Boulevard
                         Russell, Kentucky 41169
                         Attn: Treasurer
                         Facsimile No: 606-329-3883
                         Telephone No: 606-329-3825

                         and if by mail to:

                         Ashland Inc.
                         P.O. Box 391
                         Ashland, Kentucky 41105-0391
                         Attn:  Treasurer

                         in each case with a copy to:

                         Ashland Inc.
                         50 E. RiverCenter Boulevard
                         P.O. Box 391
                         Covington, Kentucky  41012-0391
                         Attn:  General Counsel
                         Facsimile No.  606-815-3823
                         Telephone No. 606-815-4711

                         and in the case of service of process only, to:

                         3475 Blazer Parkway
                         Lexington, KY 40509
                         Attn: Steven L. Spalding
                         with copy to:

                         Ashland Inc.
                         500 Diederich Boulevard
                         Russell, Kentucky 41169
                         Attn:  Treasurer

                         Borrower's Website:

                         www.ashland.com

LENDER AND
AND ADMINISTRATIVE AGENT:   THE BANK OF NOVA SCOTIA



                            By:    /s/ Todd S. Meller
                               ---------------------------------
                               Name: Todd S. Meller
                               Title: Managing Director

                            Administrative Agent's Office
                            (for payments and Borrowing Notices):

                            The Bank of Nova Scotia
                            One Liberty Plaza
                            New York, New York  10006
                            Attn:                Judith Bookal
                            Telephone No:        212-225-5462
                            Facsimile No:        212-225-5145
                            E-Mail:              judy_bookal@scotiacapital.com

                            Account No.:         2504-14
                            Ref:                 Ashland Inc.
                            ABA#                 026 002532

                            Other Notices to Administrative Agent:

                            The Bank of Nova Scotia
                            One Liberty Plaza
                            New York, New York  10006
                            Attn:                Todd Meller
                            Telephone No:        212-225-5096
                            Facsimile No:        212-225-5254
                            E-Mail:  todd_meller@scotiacapital.com

                            The Bank of Nova Scotia Lending Office for Base Rate and Eurodollar Loans:

                            The Bank of Nova Scotia
                            One Liberty Plaza
                            New York, New York  10006
                            Attn:                Judith Bookal
                            Telephone No:        212-225-5462
                            Facsimile No:        212-225-5145
                            E-Mail:              judy_bookal@scotiacapital.com

                            Address for Notices to The Bank of Nova Scotia, as Lender:

                            The Bank of Nova Scotia
                            One Liberty Plaza
                            New York, New York  10006
                            Attn:                Judith Bookal
                            Telephone No:        212-225-5462
                            Facsimile No:        212-225-5145
                            E-Mail:              judy_bookal@scotiacapital.com

LENDER AND
CO-SYNDICATION AGENT:         SUNTRUST BANK


                              By: /s/ James M. Sloan, Jr.
                                  -------------------------
                                  Name:  James M. Sloan, Jr.
                                  Title: Director

                              Address for Operations Contact:

                              SunTrust Bank
                              Corporate Loan Specialist
                              Mail Code: Ga-Atlanta-1941
                              P.O. Box 4418
                              Atlanta, GA 30302-4418
                              Attn:  Bonnie Langley
                              Telephone No: 404-658-4624
                              Facsimile No: 404-230-1940
                              E-Mail:    bonnie.langley@suntrust.com

                              Address for Credit Contact:

                              SunTrust Bank
                              Mail Code: TN: Nashville:1937
                              P.O. Box 305110
                              Nashville, TN 37230
                              Attn:      Jim Sloan
                              Telephone No: 615-748-5745
                              Facsimile No: 615-748-5269
                              E-Mail:    jim.sloan@suntrust.com

LENDER AND
CO-SYNDICATION AGENT:         JP MORGAN CHASE BANK, N.A.


                              By:/s/ Jeanie Gonzalez
                                 --------------------------
                                 Name:  Jeanie Gonzalez
                                 Title: Director

                              Address for Operations Contact:

                              JP Morgan Chase, N.A.
                              Client Service Associate
                              131 S. Dearborn, 5th Floor
                              Suite IL1-0010
                              Chicago, IL 60603
                              Attn:         Deborah Turner
                              Telephone No: 312-385-7081
                              Facsimile No: 312-385-7097
                              E-Mail:       deborah_c_turner@bankone.com

                              Address for Credit Contact:

                              JP Morgan Chase Bank, N.A.
                              Director
                              600 Travis Street, 20th Floor
                              MC:  TX2-T086
                              Houston, TX 77002-3009
                              Attn:      Jeanie Gonzalez
                              Telephone No: 713-216-7705
                              Facsimile No: 713-216-7794
                              E-Mail:    jeanie_gonzalez@bankone.com

LENDER AND
CO-DOCUMENTATION AGENT:       THE ROYAL BANK OF SCOTLAND PLC


                              By: /s/ Keith Johnson
                                  --------------------
                                  Name:  Keith Johnson
                                  Title: Senior Vice President

                              The Royal Bank of Scotland plc
                              Lending Office for Base Rate and
                              Eurodollar Loans:

                              The Royal Bank of Scotland plc
                              New York Branch
                              101 Park Avenue, 12th Floor
                              New York, NY 10178

                      Address for Credit Information:

                              The Royal Bank of Scotland plc
                              600 Travis Street, Suite 6500
                              Houston, TX 77002
                              Attn:      David Slye, VP
                              Telephone No: 713-221-2407
                              Facsimile No: 713-221-2430

LENDER:                       THE BANK OF TOKYO-MITSUBISHI, LTD.,
                              CHICAGO BRANCH


                              By: /s/ Shinichiro Munechika
                                  -------------------------
                                  Name:  Shinichior Munechika
                                  Title: Deputy General Manager

                              Address for Operations Information:

                              The Bank of Tokyo-Mitsubishi, Ltd.
                              HFC-500 Plaza III
                              Jersey City, NJ 07311
                              Attn:      Jimmy Yu
                              Telephone No:  201-413-8566
                              Facsimile No:  201-521-2335

                              Address for Credit Information:

                              The Bank of Tokyo-Mitsubishi, Ltd.
                              227 West Monroe Street, Suite 2300
                              Chicago, IL 60606
                              Attn:      William J. Murray
                              Telephone No:  312-696-4653
                              Facsimile No:  312-696-4535

LENDER AND
CO-DOCUMENTATION AGENT:       CITIBANK, N.A.


                              By: /s/ Todd J. Mogil
                                  ------------------------
                                  Name:  Todd J. Mogil
                                  Title: Attorney-in-Fact

                              Address for Operations Information:

                              Citicorp USA, Inc.
                              One Penn's Way
                              New Castle, DE 19720
                              Attn:      Dennis Banfield
                              Telephone No: 302-894-6109
                              Facsimile No: 212-994-0847

                              Address for Credit Information:

                              Citibank, N.A.
                              333 Clay Street
                                 Suite 3700
                              Houston, TX 77002
                              Attn:      James Reilly
                              Telephone No: 713-654-2912
                              Facsimile No: 713-654-2849

LENDER:                       CREDIT SUISSE FIRST BOSTON, acting
                              through its Cayman Islands Branch


                              By: /s/ Thomas R. Cantello
                                  ------------------------
                                  Name:   Thomas R. Cantello
                                  Title:  Vice President

                              Address for Operations Information:

                              Credit Suisse First Boston
                              One Madison Avenue
                              New York, NY 10010
                              Attn:      Ed Markowski
                              Telephone No:  212-538-3380
                              Facsimile No:  212-538-6851
                              E-Mail:    edward.markowski@csfb.com

                              Address for Credit Information:

                              Credit Suisse First Boston
                              Eleven Madison Avenue
                              New York, NY 10010
                              Attn:      Paul Colon
                              Telephone No: 212-325-5352
                              Facsimile No: 646-448-3397
                              E-Mail:    paul.colon@csfb.com

LENDER:                       DEUTSCHE BANK AG NEW YORK BRANCH


                              By: /s/ Richard Henshall
                                  ------------------------
                                  Name:  Richard Henshall
                                  Title: Director


                              By: /s/ Frederick Laird
                                  ------------------------
                                  Name:  Frederick Laird
                                  Title: Managing Director

                              Deutsche Bank AG New York Branch
                              Lending Office for Base Rate and
                              Eurodollar Loans:

                              Deutsche Bank AG New York Branch
                              60 Wall Street
                              New York, NY 10005


                              Address for Credit Information:

                              Deutsche Bank AG New York Branch
                              60 Wall Street, 11th Floor
                              New York, NY 10019
                              Attn:      Oliver Riedinger
                              Telephone No: 212-250-5210
                              Facsimile No: 212-797-4346
                              E-Mail:    oliver.riedinger@db.com

LENDER:                       US BANK, N.A.


                              By: /s/ Patrick H. McGraw
                                  ------------------------
                                  Name:  Patrick H. McGraw
                                  Title: Assistant Vice President

                              US Bank, N.A. Lending Office for
                              Base Rate and Eurodollar Loans:

                              US Bank, N.A.
                              US Bank Tower
                              425 Walnut Street, 8th Floor
                              Cincinnati, OH 45202


                              Address for Credit Information:

                              US Bank, N.A.
                              US Bank Tower
                              425 Walnut Street, 8th Floor
                              Cincinnati, OH 45202
                              Attn:      Richard Neltner
                              Telephone No: 513-632-4073
                              Facsimile No: 513-632-2068

LENDER:                       BANK OF AMERICA, N.A.


                              By: /s/ Irene Bertozzi Bartenstein
                                  ------------------------------
                                  Name:  Irene Bertozzi Bartenstein
                                  Title: Director

                              Address for Operations Information:

                              Bank of America, N.A.
                              901 Main Street
                              Dallas, TX 75202
                              Attn:      Ben Cosgrove
                              Telephone No: 214-209-9254
                              Facsimile No: 214-290-9439

                              Address for Credit Information:

                              Bank of America, N.A.
                              901 Main Street
                              Dallas, TX 75202
                              Attn:      Kipling Davis
                              Telephone No: 214-209-0760
                              Facsimile No: 214-209-1286

LENDER:                       NATIONAL CITY BANK OF KENTUCKY


                              By: /s/ Judy Byron
                                  -----------------------------
                                  Name:  Judy Byron
                                  Title: Senior Vice President

                              Address for Operations Information:

                              National City Bank Of Kentucky
                              P.O. Box 36000
                              Louisville, KY 40233
                              Attn:      Mary Vincent
                              Telephone No:  502-581-4376
                              Facsimile No:  502-581-6794

                              Address for Credit Information:

                              National City Bank Of Kentucky
                              P.O. Box 36000
                              Louisville, KY 40233
                              Attn:      Judy Byron
                              Telephone No:  502-581-5612
                              Facsimile No:  502-581-4424

LENDER:                       PNC BANK, NATIONAL ASSOCIATION


                              By:  /s/ Jeffrey L. Stein
                                   --------------------------
                                   Name:  Jeffrey L. Stein
                                   Title: Vice President

                              Address for Operations Information:

                              PNC Bank, National Association
                              500 First Avenue
                              Pittsburgh, PA 15219
                              Attn:      Sherri Collins
                              Telephone No: 412-766-7653
                              Facsimile No: 412-768-4586

                              Address for Credit Information:

                              PNC Bank, National Association
                              201 E. Fifth Street
                              Cincinnati, OH 45202
                              Attn:      Jeffrey L. Stein
                              Telephone No:  513-651-8692
                              Facsimile No:  513-651-8951

LENDER:                       WACHOVIA BANK, NATIONAL ASSOCIATION


                              By: /s/ Barbara Van Meerten
                                  ----------------------------
                                  Name:   Barbara Van Meerten
                                  Title:  Director

                              Address for Operations Information:

                              Wachovia Bank, National Association
                              201 S. College Street
                              Charlotte, NC 28266
                              Attn:      Jeremy Collins
                              Telephone No:  704-715-7662
                              Facsimile No:  704-715-0095

                              Address for Credit Information:

                              Wachovia Bank, National Association
                              1339 Chestnut Street
                              Philadelphia, PA 19107
                              Attn:      Denis Wahrich
                              Telephone No:  267-321-6713
                              Facsimile No:  267-321-6700

LENDER:                       FIFTH THIRD BANK (NORTHERN
                              KENTUCKY)


                              By: /s/ John R. Love, Sr.
                                  ---------------------------
                                  Name:   John R. Love, Sr.
                                  Title:  Assistant Vice President

                              Address for Operations Information:

                              Fifth Third Bank (Northern
                              Kentucky)
                              8100 Burlington Pk.
                              Florence, KY 41042
                              Attn:      Steffany Cain
                              Telephone No:  859-283-8210
                              Facsimile No:  859-283-8524

                              Address for Credit Information:

                              Fifth Third Bank (Northern
                              Kentucky)
                              8100 Burlington Pk.
                              Florence, KY 41042
                              Attn:      John R. Love, Sr.
                              Telephone No:  859-283-6786
                              Facsimile No:  859-283-8524

LENDER:                       KBC BANK N.V.


                              By:/s/ Jean-Pierre Diels
                                 --------------------------
                                 Name:   Jean-Pierre Diels
                                 Title:  First Vice President

                              By:/s/ Eric Raskin
                                 --------------------------
                                 Name:   Eric Raskin
                                 Title:  Vice President

                              Address for Operations Information:

                              KBC Bank N.V.
                              New York Branch
                              125 West 55th Street
                              New York, NY 10019
                              Attn:      Rose Pagan
                              Telephone No: 212-541-0657
                              Facsimile No: 212-956-5581

                              Address for Credit Information:

                              KBC Bank N.V.
                              Atlanta Representative Office
                              245 Peachtree Center Avenue, Suite 2550
                              Atlanta, GA
                              Attn:      Jackie Brunetto
                              Telephone No: 404-584-5466
                              Facsimile No: 404-584-5465
                              E-Mail:    jacqueline.brunetto@kbc.be

LENDER:                       MELLON BANK, N.A.


                              By:  /s/ Mark F. Johnston
                                   ----------------------------
                                   Name:   Mark F. Johnston
                                   Title:  First Vice President

                              Address for Operations Information:

                              Mellon Bank, N.A.
                              525 William Penn Place
                              Room 1203
                              Pittsburgh, PA 15259-0003
                              Attn:      Daria Armen
                              Telephone No:  412-234-1870
                              Facsimile No:  412-209-6129

                              Address for Credit Information:

                              Mellon Bank, N.A.
                              One Mellon Center
                                 Room 4530
                              Pittsburgh, PA 15258
                              Attn:      Mark F. Johnston
                              Telephone No:  412-236-2293
                              Facsimile No:  412-236-1914

                                  Annex I

                          Schedule of Commitments
                    (5-Year Revolving Credit Agreement)



The Bank of Nova Scotia                                    $  36,346,153.85
JP Morgan Chase Bank, N.A.                                 $  26,923,076.92
Royal Bank of Scotland plc                                 $  26,923,076.92
SunTrust Bank                                              $  26,923,076.92
Citibank, N.A.                                             $  26,923,076.92
Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch             $  21,538,461.54
Credit Suisse First Boston, Caymans Island Branch          $  21,538,461.54
US Bank, N.A.                                              $  21,538,461.54
Bank of America, N.A.                                      $  21,538,461.54
Wachovia Bank, National Association                        $  21,538,461.54
Deutsche Bank AG New York Branch                           $  15,346,153.85
National City Bank of Kentucky                             $  15,346,153.85
PNC Bank, National Association                             $  21,538,461.54
Fifth Third Bank (Northern Kentucky)                       $  15,346,153.85
KBC Bank N.V.                                              $  15,346,153.85
Mellon Bank, N.A.                                          $  15,346,153.85
                                                           ----------------
Total:                                                     $350,000,000.00

                                 EXHIBIT A

                                FORM OF NOTE
                  (5-Year REVOLVING CREDIT AGREEMENT NOTE)

$___________________                                         March 21, 2005


         FOR VALUE RECEIVED, ASHLAND INC., a Kentucky corporation (the "Borrower") hereby promises to pay to the order of ______________________________ (the "Lender"), at the Lending Office of THE
BANK OF NOVA SCOTIA (the "Administrative Agent"), the principal sum of _____________ Dollars ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement, as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.

         The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, may be endorsed by the Lender on the schedules attached hereto or any continuation thereof or on any separate record maintained by the Lender.

         This Note is one of the Notes referred to in the 5-Year Revolving Credit Agreement, dated as of March 21, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement), among the Borrower, the lenders from time to time party thereto (including the Lender), and The Bank of Nova Scotia, as the Administrative Agent, and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.

         This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.

         THIS NOTE (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, OTHER THAN THE CONFLICT OF LAWS RULES THEREOF.

                           ASHLAND INC.


                           By:______________________________
                              Name:
                              Title:

                                EXHIBIT B-1

           FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST
                    (5-YEAR REVOLVING CREDIT AGREEMENT)

                                                       __________ __, 200_

         ASHLAND INC., a Kentucky corporation (the "Borrower"), pursuant to the 5-Year Revolving Credit Agreement, dated as of March 21, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement), among the Borrower, the Lenders from time to time party thereto, and The Bank of Nova Scotia, as the Administrative Agent, hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

[ ]          1.   Loans:

             (a)  Aggregate  amount of new Loans to be  $____________;

             (b)  Requested   funding  date  is   __________   __,   200_;

             (c)  $____________ of such borrowings are to be Eurodollar Loans;

                  $____________ of such borrowings are to be Base Rate Loans;
                  and

             (d)  Length of Interest Period for Eurodollar Loans is:
                  _________________________.

[ ]          2.   Eurodollar Loan Continuation for Eurodollar Loans (Interest
                  Period maturing on __________ __, 200_):

             (a) Aggregate amount to be continued as Eurodollar Loans is $____________;

             (b) Aggregate amount to be converted to Base Rate Loans is $____________;

             (c) Length of Interest Period for continued Eurodollar Loans is _________________.

[ ]          3.  Conversion for Base Rate Loans to Eurodollar  Loans:

             (a) Aggregate amount to be  converted to  Eurodollar  Loans is
                 $____________;

             (b) Length of Interest  Period for continued  Eurodollar  Loans is
                 _________________.

[ ]          4.  Conversion of  outstanding  Eurodollar Loans to Base Rate
                 Loans:

                 Convert $____________ of the outstanding Eurodollar Loans with Interest Period maturing on __________ __, 200_, to Base Rate Loans.

         The undersigned certifies that he is the _____________________ of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.

                                     ASHLAND INC.


                                     By:______________________________
                                        Name:
                                        Title:

                                EXHIBIT B-2

                          FORM OF ISSUANCE REQUEST




The Bank of Nova Scotia,
  as Administrative Agent
One Liberty Plaza
New York, New York 10006
Attention: _______________


           Re: 5-Year Revolving Credit Agreement, dated as of March 21, 2005 (together with all amendments, if any, thereafter from time to time made thereto, the "Credit Agreement"), among Ashland Inc. (the "Borrower"), the various financial institutions as are or may from time to time thereafter become parties thereto (the
                    "Lenders") and The Bank of Nova Scotia (the "Administrative Agent").

Ladies and Gentlemen:

         This Issuance Request is delivered to you pursuant to Section 2.03 of the Credit Agreement. Unless otherwise defined herein, terms used herein have the meanings assigned to them in the Credit Agreement.

         The Borrower hereby requests that on _________, 20__ (the "Date of Issuance") _______________ (the "Issuer") (1)[issue a [Standby Letter of Credit] [Documentary Letter of Credit] in the initial Stated Amount of $_______________ with a Stated Expiry Date (as defined therein) of ______________, 20__] [extend the Stated Expiry Date of a Standby Letter of Credit (as defined under Irrevocable Standby Letter of Credit No.__, issued on __________________________, 20 __, in the initial Stated Amount of
$______________) to a revised Stated Expiry Date (as defined therein) of _________________, 20__].

         The beneficiary of the requested (1)[Standby Letter of Credit] [Documentary Letter of Credit] will be (2)_______________________________, and such (1) [Standby Letter of Credit] [Documentary Letter of Credit] will be in support of (3)________________________________.

         The Borrower hereby acknowledges that, pursuant to Section 6.02 of the Credit Agreement, each of the delivery of this Issuance Request and the
(1)[[issuance][extension] of the Standby Letter of Credit] [issuance of the Documentary Letter of Credit] requested hereby constitutes a representation and warranty by the Borrower that, on such date of (4)[issuance] [extension] all statements set forth in Section 6.02 are true and correct in all material respects.

         The   Borrower   agrees  that  if,   prior  to  the  time  of  the
(1)[[issuance][extension] of the Standby Letter of Credit] [issuance of the Documentary Letter of Credit] requested hereby, any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Administrative Agent. Except to the extent, if any, that prior to the time of the issuance or extension requested hereby the Administrative Agent and the Issuer shall receive written notice to the contrary from the Borrower, each matter certified to herein shall be deemed to be certified at the date of such issuance or extension.

         IN WITNESS WHEREOF, the Borrower has caused this request to be executed and delivered by its Authorized Officer this __ day of __________, 20__.


                                     ASHLAND INC.


                                     By:___________________________
                                        Name:
                                        Title:



(1)       Insert as appropriate.
(2)       Insert name and address of beneficiary.
(3) Insert description of supported Indebtedness or other obligations and name of agreement to which it relates.
(4)       Insert "extension" only with regards to a Standby Letter of Credit.

                                 EXHIBIT C

                       FORM OF COMPLIANCE CERTIFICATE
                    (5-YEAR REVOLVING CREDIT AGREEMENT)


         The undersigned hereby certifies that he is the ________________ of ASHLAND INC., a Kentucky corporation (the "Borrower") and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the 5-Year Revolving Credit Agreement, dated as of March 21, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement), among the Borrower, the Lenders, and The Bank of Nova Scotia, as the Administrative Agent, the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):

                  (a) The representations and warranties of the Borrower contained in Article VII of the Credit Agreement and otherwise made in writing by or on behalf of the Borrower pursuant to the Credit Agreement were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except to the extent such representations and warranties are expressly limited to an earlier date or the Majority Lenders have expressly consented in writing to the contrary.

                  (b) The Borrower has performed and complied with all agreements and conditions contained in the Credit Agreement required to be performed or complied with by it prior to or at the time of delivery hereof.

                  (c) Since September 30, 2004 there has not occurred a material adverse change in the financial position or results of operation of the Borrower and its Subsidiaries taken as a whole.

                  (d) There exists as of the date hereof, or, after giving effect to the Loan or Loans (if any) with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement.

                  (e)  All  financial   statements  furnished  herewith  or
         heretofore pursuant to Sections 8.01(a) and (b) have been prepared in accordance with GAAP.

                  (f) [CERTIFICATION AND CALCULATION AS TO LEVERAGE RATIO]

                  EXECUTED AND DELIVERED this _____ day of __________, 200_.

                                ASHLAND INC.


                                By:______________________________
                                   Name:
                                   Title:

                                 EXHIBIT D

                           FORM OF LEGAL OPINION


                               March 21, 2005


To the Lenders and the Administrative Agent
hereinafter referred to
c/o The Bank of Nova Scotia, as the
Administrative Agent
One Liberty Plaza
New York, New York  10006

         Re:      5-Year Revolving Credit Agreement

Ladies and Gentlemen:

         I am a Senior Counsel with Ashland Inc. (the "Company"), and have advised the Company in connection with the 5-Year Revolving Credit Agreement, dated as of March 21, 2005 (the "Credit Agreement"), among the Company, the Lenders listed on the signature pages thereof, and The Bank of Nova Scotia, as the Administrative Agent. This opinion is rendered pursuant to Section 6.01(vi) of the Credit Agreement. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed to them in the Credit Agreement.

         In connection with this opinion, I have examined or caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable in order to deliver this opinion. In said examination I have assumed the genuineness of all signatures (other than the signature of the person executing the Credit Agreement on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In giving this opinion I have relied as to matters of fact upon certificates of officers of the Company, certificates of public officials, the representations of the Company in Sections 7.07 and 7.08 of the Credit Agreement and the representations of the Lenders in
Section 4.06(d) of the Credit Agreement.

         Based upon and subject to the foregoing, and the limitations, qualifications and exceptions set forth below, I am of the opinion that:

         1. The Company (i) is duly, organized or formed, legally existing and in good standing under the laws of the Commonwealth of Kentucky, (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and
(iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

         2. Neither the execution and delivery of the Credit Agreement and the Notes by the Company, nor compliance with the terms and conditions thereof will conflict with or result in a breach of, or require any consent which has not been obtained with respect to the Third Restated Articles of Incorporation or By-laws of the Company, as amended, or any Governmental Requirement or any indenture or loan or credit agreement or any other material agreement or instrument to which the Company is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such indenture, agreement or instrument, which would materially adversely affect the ability of the Borrower to perform its obligations under the Credit Agreement or result in the creation or imposition of any Lien upon any of the revenues or assets of the Company or any Subsidiary pursuant to the terms of any such agreement or instrument.

         3. The Company has all necessary power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes; and the execution, delivery and performance by the Company of the Credit Agreement and the Notes, have been duly authorized by all necessary action on its part; and the Company has duly executed and delivered the Credit Agreement and the Notes; and the Credit Agreement and the Notes constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms.

         4. Except as have been previously obtained, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority are necessary for the execution, delivery or performance by the Company of the Credit Agreement or the Notes or for the validity or enforceability thereof.

         5. Except as otherwise disclosed, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary the probable outcome of which would adversely affect the validity or enforceability of the Credit Agreement or any of the Notes, or would have a Material Adverse Effect.

         6. The Company is not an "investment company" nor is it a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

         7. The Company is not a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company," or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         This opinion is qualified to the extent that the binding effect and enforceability of the agreements and instruments referred to above are subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general application in effect from time to time relating to or affecting the rights of creditors generally and that the enforceability thereof may be limited by the application of general principles of equity. Any declaration of default for events of dissolution, liquidation, bankruptcy, or reorganization of the Company and the exercise of remedies upon any such declaration, shall be subject to any applicable limitations of federal bankruptcy law affecting or precluding such declaration or exercise during the pendency of or immediately following any bankruptcy, liquidation or reorganization.

         In rendering the opinion given above my opinion has been limited to the laws of the Commonwealth of Kentucky, the State of New York, and the federal laws of the United States. I am a member of the Bar of the Commonwealth of Kentucky and of the State of Ohio and the State of Ohio and do not purport to be an expert on the law of other jurisdictions or federal laws and have not made any independent investigation of such other laws. With regard to the laws of the State of New York which may apply to the Credit Agreement and the Notes, I have assumed that the laws of the State of New York that customarily apply to such types of documents in transactions of this kind are not materially dissimilar to the laws of the Commonwealth of Kentucky; provided, however, that I express no opinion as to the applicability or enforceability of the laws of either state regarding commercial paper and negotiable instruments. With regard to federal laws which may apply to the Credit Agreement and the Notes, I have relied on other attorneys of the Company who are experts on such laws.

         This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any person other than Mayer, Brown, Rowe & Maw LLP without my prior written consent.

                                 Very truly yours,



                                 Jami K. Suver

                                 EXHIBIT E

                        FORM OF ASSIGNMENT AGREEMENT
                    (5-Year REVOLVING CREDIT AGREEMENT)


         THIS ASSIGNMENT  AGREEMENT,  dated as of __________ __, 200_ (this
"Agreement"),   is  between:   _________________________   (the "Assignor")
and  _________________________  (the  "Assignee").

                                  RECITALS

         A. The Assignor is a party to the 5-Year Revolving Credit Agreement, dated as of March 21, 2005 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Credit Agreement), among Ashland Inc., a Kentucky corporation (the "Borrower"), the lenders from time to time party thereto, and The Bank of Nova Scotia, as the Administrative Agent.

         B. The Assignor proposes to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignor, [all][a portion] of the Assignor's Commitment, outstanding Loans, all on the terms and conditions of this Agreement.

         C. In consideration of the foregoing and the mutual representations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                 ARTICLE I
                                Definitions

         Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement.

         Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

         "Assigned Interest" shall mean all of Assignor's (in its capacity as a "Lender") rights and obligations under the Credit Agreement in respect of the Commitment of the Assignor in the principal amount equal to $____________, and to make Loans under the Commitment and any right to receive payments for the Loans outstanding under the Commitment assigned hereby of $____________ (the "Loan Balance"), plus the interest and fees which will accrue from and after the Assignment Date.

         "Assignment Date" shall mean __________ __, 200_.

                                ARTICLE II
                            Sale and Assignment

         Section 2.01 Sale and Assignment. On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignor hereby sells, assigns and transfers to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the right, title and interest of the Assignor in and to, and all of the obligations of the Assignor in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

         Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignor (for the express benefit of the Assignor and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignor in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignor shall be released from the Assignor's obligations in respect of the Assigned Interest, and (b) the Assignee shall be entitled to all of the Assignor's rights, powers and privileges under the Credit Agreement in respect of the Assigned Interest.

         Section 2.03 Consent by Administrative Agent. By executing this Agreement as provided below, in accordance with Section 12.06(b) of the Credit Agreement, the Administrative Agent hereby acknowledges notice of the transactions contemplated by this Agreement and consents to such transactions.

                                ARTICLE III
                                  Payments

         Section 3.01 Payments. As consideration for the sale, assignment and transfer contemplated by Section 2.01 hereof, the Assignee shall, on the Assignment Date, assume Assignor's obligations in respect of the Assigned Interest and pay to the Assignor amounts equal to the Loan Balance, if any. An amount equal to all accrued and unpaid interest and fees shall be paid to the Assignor as provided in Section 3.02 (iii) below. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

         Section 3.02 Allocation of Payments. The Assignor and the Assignee agree that (i) the Assignor shall be entitled to any payments of principal with respect to the Assigned Interest made prior to the Assignment Date, together with any interest and fees with respect to the Assigned Interest accrued prior to the Assignment Date, (ii) the Assignee shall be entitled to any payments of principal with respect to the Assigned Interest made from and after the Assignment Date, together with any and all interest and fees with respect to the Assigned Interest accruing from and after the Assignment Date, and (iii) the Administrative Agent is authorized and instructed to allocate payments received by it for account of the Assignor and the Assignee as provided in the foregoing clauses. Each party hereto agrees that it will hold any interest, fees or other amounts that it may receive to which the other party hereto shall be entitled pursuant to the preceding sentence for account of such other party and pay, in like money and funds, any such amounts that it may receive to such other party promptly upon receipt.

         Section 3.03 Delivery of Notes. Promptly following the receipt by the Assignor of the consideration required to be paid under Section 3.01 hereof, the Assignor shall, in the manner contemplated by Section 12.06(b) of the Credit Agreement, (i) deliver to the Administrative Agent (or its counsel) the Notes held by the Assignor and (ii) notify the Administrative Agent to request that the Borrower execute and deliver new Notes to the Assignor, if Assignor continues to be a Lender, and the Assignee, dated the Assignment Date in respective principal amounts equal to the respective Commitments of the Assignor (if appropriate) and the Assignee after giving effect to the sale, assignment and transfer contemplated hereby.

         Section 3.04 Further Assurances. The Assignor and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

                                ARTICLE IV
                            Conditions Precedent

         Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                  (a) the execution and delivery of this Agreement by the Assignor and the Assignee;

                  (b) the receipt by the Assignor of the payment required to be made by the Assignee under Section 3.01 hereof; and

                  (c) the acknowledgment and consent by the Administrative Agent contemplated by Section 2.04 hereof.

                                 ARTICLE V
                       Representations and Warranties

         Section 5.01  Representations and Warranties of the Assignor.(1) The
Assignor   represents   and   warrants   to  the   Assignee   as   follows:

                  (a) it has all  requisite  power and  authority,  and has
         taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignor and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignor has good title to, and is the sole legal and beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever; and

                  (f) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignor.

         Section 5.02 Disclaimer.  Except as expressly  provided in Section
5.01 hereof, the Assignor does not make any representation or warranty, nor shall it have any responsibility to the Assignee, with respect to the accuracy of any recitals, statements, representations or warranties contained in the Credit Agreement or in any certificate or other document referred to or provided for in, or received by any Lender under, the Credit Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of the Credit Agreement, the Notes or any other document referred to or provided for therein or for any failure by the Borrower or any other Person (other than Assignor) to perform any of its obligations thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower or the Subsidiaries or any other obligor or guarantor, or any other matter relating to the Credit Agreement or any extension of credit thereunder.

         Section 5.03  Representations and Warranties of the Assignee.  The
Assignee   represents   and   warrants   to  the   Assignor   as   follows:

                  (a) it has all  requisite  power and  authority,  and has
         taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                  (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                  (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                  (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                  (e) the Assignee has fully reviewed the terms of the Credit Agreement and has independently and without reliance upon the Assignor, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement;

                  (f) the Assignee hereby affirms that the representations contained in Section 4.06(d)(i)(1) of the Credit Agreement are true and accurate as to Assignee. If Section 4.06(d)(i)(2) is applicable to the Assignee, Assignee shall promptly deliver to the Administrative Agent and the Borrower such certifications as are required thereby to avoid the withholding taxes referred to in
         Section 4.06; and

                  (g) the transactions contemplated by this Agreement are commercial banking transactions entered into in the ordinary course of the banking business of the Assignee.

                                ARTICLE VI
                               Miscellaneous

         Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or facsimile) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

         Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignor and the Assignee, and consented to by the Administrative Agent.

         Section 6.03 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Administrative Agent and the Borrower, and the Assignee agrees that the Administrative Agent and the Borrower are entitled to rely upon such representations and warranties.

         Section 6.04 Assignments. Neither party hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

         Section 6.05 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.07 Governing  Law. This Agreement  shall be governed by,
and   construed  in  accordance   with,   the  law  of  the  State  of  New
York.

         Section 6.08 Expenses. To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

         Section 6.09 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                     [NAME OF ASSIGNOR]


                     By:______________________________
                        Name:
                        Title:

                        Address for Notices:
                        ________________________________
                        ________________________________
                        ________________________________
                        Facsimile No: __________________
                        Telephone No:___________________
                        Attention: _____________________

                        [NAME OF ASSIGNEE]


                     By:______________________________
                        Name:
                        Title:

                        Address for Notices:
                        ________________________________
                        ________________________________
                        ________________________________
                        Facsimile No: __________________
                        Telephone No:___________________
                        Attention: _____________________

ACKNOWLEDGED AND CONSENTED TO:

THE BANK OF NOVA SCOTIA,
as the Administrative Agent


By:______________________________
      Name:
      Title:


[ASHLAND INC.


By:______________________________
      Name:
      Title:]

__________________________
(1) To be conformed to any revised representations and warranties in the Credit Agreement.

                                EXHIBIT F-1

                         FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement"), dated as of ____________, 20[__], is entered into among EXM LLC and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the lenders party to the [INSERT DESCRIPTION OF CREDIT AGREEMENT], as amended through the date hereof (the "Credit Agreement"), among Ashland Inc. (the "Company"), The Bank of Nova Scotia, as sole lead arranger, sole and exclusive book manager and administrative agent, SunTrust Bank and Bank One, N.A., as co-syndication agents, The Royal Bank of Scotland plc, as documentation agent, and the Lenders signatory thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

                          PRELIMINARY STATEMENTS:

         Reference is made to the Master Agreement, dated as of March 18, 2004, as amended from time to time (the "Master Agreement"), entered into by the Company, Marathon Oil Corporation and various other entities contemplating a series of transactions referred to in the Credit Agreement as the "Proposed Transactions".

         As a result of the Proposed Transactions, EXM LLC will become the direct successor by merger to the Company through the merger of the Company into EXM LLC.

         Under the Credit Agreement, the Proposed Transactions, including the merger described above, are permitted on the condition that EXM LLC execute and deliver an agreement in the form hereof.

         NOW  THEREFORE,  for  valuable  consideration,   the  receipt  and
adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effectiveness. This Agreement shall become effective upon the consummation of the merger of the Company into EXM LLC.

         2. Assumption by EXM LLC. EXM LLC hereby agrees, upon the effectiveness of this Agreement, to be bound by all the terms and conditions of the Credit Agreement as Borrower thereunder and to assume all the obligations of the Company as Borrower under the Credit Agreement as though it were an original party to the Credit Agreement (the "EXM LLC Assumption").

         3. Representations. EXM LLC represents and warrants to the Administrative Agent, each of the Lenders, the Co-Syndication Agents and the Co-Documentation Agents that it: (a) has reviewed the Credit Agreement in its entirety and fully understands all provisions of the Credit Agreement, and (b) in accordance with the terms of the Credit Agreement and at the applicable time specified in Section 2 hereof, will become the Borrower under the Credit Agreement and be bound by all the terms and conditions of the Credit Agreement with the same effect as though it was a subscribing party to the Credit Agreement.

         4. EXM LLC as Borrower. Upon the effectiveness of this Agreement and the EXM LLC Assumption, all references in the Credit Agreement to "Borrower" shall be deemed to mean only EXM LLC.

         5. Terms and Conditions. All of the terms and conditions of the Credit Agreement are unmodified and shall continue in full force and effect and shall be binding upon, following the EXM LLC Assumption, EXM LLC and its assigns in accordance with the terms thereof.

         6.  Counterparts.  This  Agreement  may be executed  (including by facsimile) in as many counterparts as may be deemed necessary or convenient, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without consideration of the conflict of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

                                EXM LLC


                                By:______________________________
                                   Name:
                                   Title:


                                THE BANK OF NOVA SCOTIA, as
                                  Administrative Agent


                                By:___________________________
                                   Name:
                                   Title:

                                EXHIBIT F-2

                         FORM OF JOINDER AGREEMENT

         THIS JOINDER AGREEMENT (this "Agreement"), dated as of __________________, 20[__], is entered into among New EXM Inc. ("New Ashland Inc.") and The Bank of Nova Scotia, as administrative agent (the "Administrative Agent") for the lenders party to the [INSERT DESCRIPTION OF CREDIT AGREEMENT], as amended through the date hereof (the "Credit Agreement"), among Ashland Inc. (the "Company"), The Bank of Nova Scotia, as sole lead arranger, sole and exclusive book manager and administrative agent, SunTrust Bank and Bank One, N.A., as co-syndication agents, The Royal Bank of Scotland plc, as documentation agent, and the Lenders signatory thereto. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

                          PRELIMINARY STATEMENTS:

         Reference is made to the Master Agreement, dated as of March 18, 2004, as amended from time to time (the "Master Agreement"), entered into by the Company, Marathon Oil Corporation and various other entities contemplating a series of transactions referred to in the Credit Agreement as the "Proposed Transactions".

         As a result of the Proposed Transactions, New Ashland Inc. will become the indirect successor by merger to the Company through the merger of the Company into EXM LLC and the merger of EXM LLC into New Ashland Inc.

         Under the Credit Agreement, the Proposed Transactions, including the mergers described above, are permitted on the condition that New Ashland Inc. execute and deliver an agreement in the form hereof.

         NOW  THEREFORE,  for  valuable  consideration,   the  receipt  and
adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Effectiveness. This Agreement shall become effective upon the consummation of the merger of EXM LLC into New Ashland Inc.

         2. Assumption by New Ashland Inc. New Ashland Inc. hereby agrees, upon the consummation of the merger of EXM LLC into New Ashland Inc., to be bound by all the terms and conditions of the Credit Agreement as Borrower thereunder and to assume all the obligations of EXM LLC as Borrower under the Credit Agreement as though it were an original party to the Credit Agreement (the "New Ashland Assumption").

         3. Representations. New Ashland Inc. represents and warrants to the Administrative Agent, each of the Lenders, the Co-Syndication Agents and the Co-Documentation Agents that it: (a) has reviewed the Credit Agreement in its entirety and fully understands all provisions of the Credit Agreement, and (b) in accordance with the terms of the Credit Agreement and at the applicable time specified in Section 2 hereof, will become the Borrower under the Credit Agreement and be bound by all the terms and conditions of the Credit Agreement with the same effect as though it was a subscribing party to the Credit Agreement.

         4. New Ashland Inc. as Borrower. Upon the effectiveness of this Agreement and the New Ashland Assumption, all references in the Credit Agreement to "Borrower" shall be deemed to mean only New Ashland Inc.

         5. Terms and Conditions. All of the terms and conditions of the Credit Agreement are unmodified and shall continue in full force and effect and shall be binding upon, following the New Ashland Assumption, New Ashland Inc. and its assigns, in accordance with the terms thereof.

         6.  Counterparts.  This  Agreement  may be executed  (including by facsimile) in as many counterparts as may be deemed necessary or convenient, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         7. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, without consideration of the conflict of laws principles thereof to the extent that the application of the laws of another jurisdiction would be required thereby.

         IN WITNESS WHEREOF, the parties hereto have executed this Joinder Agreement as of the date first above written.

                                 EXM LLC


                                 By:______________________________
                                    Name:
                                    Title:


                                 THE BANK OF NOVA SCOTIA, as
                                   Administrative Agent


                                 By:___________________________
                                    Name:
                                    Title:

                               SCHEDULE 7.03

                                 LITIGATION


Please refer to the Borrower's public filings with the SEC for a disclosure of litigation matters.

                               SCHEDULE 7.08

                            MULTIEMPLOYER PLANS

                                   ERISA

--------------------- ------------------------------------------------------------------------------------------------
Multiemployer                      Contributions on a Calendar Year Basis for the Prior 5 Calendar Years
Pension Plan Names
                            2004               2003                2002               2001                2000
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
WESTERN CONFERENCE          $187,521.64         $175,161.45        $187,129.98          $81,547.46        $169,835.06
OF TEAMSTERS
FAIRFIELD CA

CENTRAL STATES              $111,600.00         $110,360.00         $93,578.00          $75,090.00         $77,200.96
LOCAL #618 ST. LOUIS

CENTRAL PA TEAMSTER               $0.00          $90,118.00        $159,160.00         $192,452.00        $224,081.10
PENSION FUND

CENTRAL STATES               $39,780.00          $43,180.00         $42,755.00          $44,200.00         $45,050.00
LOCAL #89 LOUISVILLE

CENTRAL STATES                    $0.00               $0.00              $0.00          $12,700.00         $24,365.00
LOCAL #364 SOUTH
BEND

CENTRAL STATES                    $0.00               $0.00              $0.00               $0.00              $0.00
LOCAL #236
KUTTAWA, KY

CENTRAL STATES              $184,012.52         $160,456.00        $140,290.00         $130,290.00        $142,859.25
LOCAL #781 CHICAGO

INTERNATIONAL               $196,508.00         $186,809.00        $185,951.00         $171,542.00        $165,681.00
BROTHERHOOD OF
TEAMSTERS LOCAL
#705 CHICAGO

CENTRAL STATES                    $0.00               $0.00              $0.00               $0.00              $0.00
LOCAL #114
CINCINNATI, OH

CENTRAL STATES                    $0.00               $0.00              $0.00               $0.00              $0.00
LOCAL #135
RICHMOND, IN

Teamster Central             $54,750.00          $57,180.00        $152,099.00         $343,607.55         $69,390.00
States
 Local 516
Health, Welfare
And Pension Fund

Teamsters     Fringe        $164,235.54         $170,911.10        $173,434.25         $160,190.28        $145,750.43
Benefit Program
3100 Broadway,
Suite 300
Kansas   City, MO
64111

Carpenters    Fringe        $206,112.81         $156,278.92        $181,194.47            $101,372        $117,040.44
Benefit Program
3100  Broadway,
Suite 609
Kansas  City,   MO
64111

Masonry     Industry         $31,740.00          $41,596.00         $45,996.00          $37,046.25         $22,696.25
Fringe Benefits
10100 Santa Fe Drive
Overland   Park,  KS
66212

Operating  Engineers        $435,002.58               $0.00        $335,184.11         $409,007.85        $167,176.82
Local 101
301 East  Armour Rd,
Suite 203
Kansas  City,  MO
64111

MoKan Ironworkers           $204,551.50         $130,714.02        $189,992.86         $106,567.61         $81,581.22
Fringe
9233  Ward Parkway,
Suite 364
Kansas City,  MO
64111

Const. Ind.                 $287,063.22         $324,402.47        $431,557.29         $466,551.59        $649,380.97
Laborers Welfare
116 Commerce Dr.
Jefferson  City,  MO
65101

Kansas  Building                  $0.00               $0.00          $7,608.56          $31,845.74         $78,687.60
Trades
PO Box 5049
Topeka, KS 66605

Oklahoma   Operating         $57,568.90          $57,043.30         $56,048.20          $78,513.97            $67,262
Engineers
6363 E. 31st Street
Tulsa, OK 74135

Operating  Engineers        $712,518.00         $687,740.65        $735,132.97         $568,301.86        $481,121.62
Local 101
301 East  Armour Rd,
Suite 203
Kansas   City,    MO
64111

Const. Ind.                 $690,860.29               $0.00        $331,041.98         $211,724.21        $166,422.28
Laborers Welfare
116 Commerce Dr.
Jefferson  City,  MO
65101

Teamsters  Fringe            $29,885.22               $0.00         $31,273.78          $44,613.91         $63,670.49
Benefit Program
3100       Broadway,
Suite 300
Kansas   City,    MO
64111

Teamsters Fringe                  $0.00               $0.00              $0.00          $22,611.49         $28,745.97
Benefits

Central Pension Fund        $309,298.68               $0.00        $281,512.75         $298,756.28        $198,454.53
Dept. 76
Washington, DC 20055

Construction                      $0.00               $0.00              $0.00         $142,741.16        $144,522.05
Industry Laborers

Cement  Masons                    $0.00               $0.00              $0.00               $0.00              $0.00
Health & Welfare

IUOE    Local    627              $0.00               $0.00              $0.00               $0.00         $23,556.89
Fringe Benefits Fund

I.U.O.E. Local 513          $107,073.34               $0.00        $536,087.79          $17,806.62              $0.00
3449      Hollenberg
Drive #150
Bridgeton,       MO.
63044-2496


Note: Arkhola also paid the remaining $91,529.66 in 2002 of the assessed withdrawal liability relating to Teamsters Local 373 that we reported in a prior year.

                               SCHEDULE 7.09

                                   TAXES


None.

                               SCHEDULE 7.14

                           ENVIRONMENTAL MATTERS


None.